                                                                   EXHIBIT 10.30

________________________________________________________________________________


                               CREDIT AGREEMENT

________________________________________________________________________________



                                     among


                            THE FINISH LINE, INC.,



                         the LENDERS Signatory Hereto

                                      and

                    NATIONAL CITY BANK OF INDIANA, as Agent




________________________________________________________________________________


                        Dated as of September 20, 2000

________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

SECTION 1   Definitions...........................................................   -1-
---------   -----------
     1.1.   Defined Terms.........................................................   -1-
            -------------
     1.2.   Rules of Construction.................................................  -16-
            ---------------------
     1.3.   Accounting Terms......................................................  -16-
            ----------------

SECTION 2   The Credits...........................................................  -17-
---------   -----------
     2.1.   Commitments...........................................................  -17-
            -----------
            2.1.1   Revolving Loans...............................................  -17-
                    ---------------
            2.1.2   Swingline.....................................................  -17-
                    ---------
     2.2.   Required Payments: Termination........................................  -17-
            ------------------------------
     2.3.   Ratable Loans/Mandatory Funding.......................................  -17-
            -------------------------------
     2.4.   Types of Advances.....................................................  -18-
            -----------------
            2.4.1   Revolving Loans...............................................  -18-
                    ---------------
            2.4.2   Swingline.....................................................  -18-
                    ---------
     2.5.   Up Front Fee; Facility Fee; Reductions in Revolving Loan Commitment...  -18-
            -------------------------------------------------------------------
     2.6.   Minimum Amount of Each Advance .......................................  -19-
            ------------------------------
            2.6.1   Revolving Loans...............................................  -19-
                    ---------------
            2.6.2   Swingline.....................................................  -19-
                    ---------
     2.7.   Optional Principal Payments...........................................  -19-
            ---------------------------
            2.7.1   Revolving Loans...............................................  -19-
                    ---------------
            2.7.2   Swingline.....................................................  -19-
                    ---------
     2.8.   Method of Selecting Types and Interest Periods for New Advances.......  -20-
            ---------------------------------------------------------------
            2.8.1   Revolving Loans...............................................  -20-
                    ---------------
            2.8.2   Swingline.....................................................  -20-
                    ---------
     2.9.   Conversion and Continuation of Outstanding Advances...................  -20-
            ---------------------------------------------------
     2.10.  Changes in Interest Rate, etc ........................................  -21-
            -----------------------------
     2.11.  Rates Applicable After Default........................................  -21-
            ------------------------------
     2.12.  Method of Payment.....................................................  -22-
            -----------------
     2.13.  Notes; Telephonic Notices.............................................  -22-
            -------------------------
     2.14.  Interest Payment Dates; Interest and Fee Basis........................  -22-
            ----------------------------------------------
     2.15.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
            Reductions............................................................  -23-
            ----------
     2.16.  Lending Installations.................................................  -23-
            ---------------------
     2.17.  Non-Receipt of Funds by the Agent.....................................  -23-
            ---------------------------------
     2.18.  Issuance of Letters of Credit.........................................  -23-
            -----------------------------
     2.19.  Letters of Credit Participation ......................................  -24-
            -------------------------------
     2.20.  Compensation for Letters of Credit....................................  -26-
            ----------------------------------
            2.20.1. Letter of Credit Fee..........................................  -26-
                    --------------------
            2.20.2. Additional Letter of Credit Fees..............................  -26-
                    --------------------------------
            2.20.3. Manner of Payment.............................................  -26-
                    -----------------
     2.21.  Reimbursement of Letters of Credit....................................  -26-
            ----------------------------------

     2.22   Use of Proceeds...................................................  -27-
            ---------------

SECTION 3   YIELD PROTECTION; TAXES...........................................  -28-
---------   -----------------------
     3.1.   Yield Protection..................................................  -28-
            ----------------
     3.2.   Changes in Capital Adequacy Regulations...........................  -28-
            ---------------------------------------
     3.3.   Availability of Types of Advances.................................  -29-
            ---------------------------------
     3.4.   Funding Indemnification...........................................  -29-
            -----------------------
     3.5.   Taxes.............................................................  -29-
            -----
     3.6.   Lender Statements; Survival of Indemnity..........................  -31-
            ----------------------------------------

SECTION 4   CONDITIONS PRECEDENT..............................................  -31-
---------   --------------------
     4.1.   Initial Advance...................................................  -31-
            ---------------
     4.2.   Each Advance......................................................  -33-
            ------------

SECTION 5   REPRESENTATIONS AND WARRANTIES....................................  -33-
---------   ------------------------------
     5.1.   Corporate Existence and Standing..................................  -33-
            --------------------------------
     5.2.   Authorization and Validity........................................  -33-
            --------------------------
     5.3.   No Conflict; Government Consent...................................  -33-
            -------------------------------
     5.4.   Financial Statements..............................................  -34-
            --------------------
     5.5.   No Material Adverse Change........................................  -34-
            --------------------------
     5.6.   Taxes.............................................................  -34-
            -----
     5.7.   Litigation and Contingent Obligations.............................  -34-
            -------------------------------------
     5.8.   Subsidiaries......................................................  -34-
            ------------
     5.9.   ERISA.............................................................  -35-
            -----
     5.10.  Accuracy of Information...........................................  -35-
            -----------------------
     5.11.  Regulation U......................................................  -35-
            ------------
     5.12.  Material Agreements...............................................  -35-
            -------------------
     5.13.  Compliance With Laws..............................................  -35-
            --------------------
     5.14.  Ownership of Properties...........................................  -35-
            -----------------------
     5.15.  Plan Assets; Prohibited Transactions..............................  -35-
            ------------------------------------
     5.16.  Environmental Matters.............................................  -36-
            ---------------------
     5.17.  Investment Company Act............................................  -36-
            ----------------------
     5.18.  Public Utility Holding Company Act................................  -36-
            ----------------------------------
     5.19.  Insurance.........................................................  -36-
            ---------
     5.20.  Solvency..........................................................  -36-
            --------

SECTION 6   COVENANTS.........................................................  -37-
---------   ---------
     6.1.   Financial Reporting...............................................  -37-
            -------------------
     6.2.   Use of Proceeds...................................................  -38-
            ---------------
     6.3.   Notice of Default.................................................  -39-
            -----------------
     6.4.   Conduct of Business ..............................................  -39-
            -------------------
     6.5.   Taxes.............................................................  -39-
            -----
     6.6.   Insurance.........................................................  -39-
            ---------

     6.7.   Compliance with Laws...............................................  -39-
            --------------------
     6.8.   Maintenance of Properties..........................................  -39-
            -------------------------
     6.9.   Inspection.........................................................  -39-
            ----------
     6.10.  Dividends..........................................................  -40-
            ---------
     6.11.  Merger.............................................................  -40-
            ------
     6.12.  Sale of Assets.....................................................  -40-
            --------------
     6.13.  Investments and Acquisitions.......................................  -40-
            ----------------------------
     6.14.  Liens..............................................................  -42-
            -----
     6.15.  Indebtedness.......................................................  -43-
            ------------
     6.16.  Capital Expenditures...............................................  -44-
            --------------------
     6.17.  Consolidated Tangible Net Worth....................................  -44-
            -------------------------------
     6.18.  Leverage Ratio.....................................................  -44-
            --------------
     6.19.  Sale and Leaseback.................................................  -44-
            ------------------
     6.20.  Restrictive Agreements.............................................  -44-
            ----------------------
     6.21.  New Guarantors.....................................................  -45-
            --------------
     6.22.  Affiliates.........................................................  -45-
            ----------
     6.23.  Accounting Policies................................................  -45-
            -------------------
     6.24.  Subordinated Indebtedness..........................................  -45-

SECTION 7   DEFAULTS...........................................................  -46-
---------   --------

SECTION 8   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES ....................  -48-
---------   ----------------------------------------------
     8.1.   Acceleration.......................................................  -48-
            ------------
     8.2.   Amendments.........................................................  -48-
            ----------
     8.3.   Preservation of Rights.............................................  -49-
            ----------------------

SECTION 9   GENERAL PROVISIONS.................................................  -49-
---------   ------------------
     9.1.   Survival of Representations........................................  -49-
            ---------------------------
     9.2.   Governmental Regulation............................................  -49-
            -----------------------
     9.3.   Headings...........................................................  -49-
            --------
     9.4.   Entire Agreement...................................................  -50-
            ----------------
     9.5.   Several Obligations; Benefits of this Agreement....................  -50-
            -----------------------------------------------
     9.6.   Expenses; Indemnification..........................................  -50-
            -------------------------
     9.7.   Numbers of Documents...............................................  -51-
            --------------------
     9.8.   Severability of Provisions.........................................  -51-
            --------------------------
     9.9.   Relationship of Parties; Mutual Release of Consequential Damages...  -51-
            ----------------------------------------------------------------
     9.10.  Confidentiality....................................................  -51-
            ---------------
     9.11.  Nonreliance........................................................  -51-
            -----------

SECTION 10  THE AGENT .........................................................  -51-
----------  ---------
     10.1.  Appointment; Nature of Relationship................................  -51-
            -----------------------------------
     10.2.  Powers.............................................................  -52-
            ------
     10.3.  General Immunity...................................................  -52-
            ----------------

     10.4.  No Responsibility for Loans, Recitals, etc ........................  -52-
            ------------------------------------------
     10.5.  Action on Instructions of Lenders..................................  -53-
            ---------------------------------
     10.6.  Employment of Agents and Counsel...................................  -53-
            --------------------------------
     10.7.  Reliance on Documents; Counsel.....................................  -53-
            ------------------------------
     10.8.  Agent's Reimbursement and Indemnification..........................  -53-
            -----------------------------------------
     10.9.  Notice of Default..................................................  -54-
            -----------------
     10.10. Rights as a Lender.................................................  -54-
            -----------------
     10.11. Lender Credit Decision.............................................  -54-
            ----------------------
     10.12. Successor Agent....................................................  -54-
            ---------------
     10.13. Agent's Fee........................................................  -55-
            -----------
     10.14. Delegation to Affiliates...........................................  -55-
            ------------------------

SECTION 11  SET OFF; RATABLE PAYMENTS..........................................  -55-
----------  -------------------------
     11.1.  Set off............................................................  -55-
            -------
     11.2.  Ratable Payments...................................................  -55-
            ----------------

SECTION 12  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................  -56-
----------  -------------------------------------------------
     12.1.  Successors and Assigns.............................................  -56-
            ----------------------
     12.2.  Participations.....................................................  -56-
            --------------
            12.2.1   Permitted Participants; Effect............................  -56-
                     ------------------------------
            12.2.2.  Voting Rights.............................................  -57-
                     -------------
            12.2.3.  Benefit of Set off........................................  -57-
                     ------------------
     12.3.  Assignments........................................................  -57-
            -----------
            12.3.1.  Permitted Assignments.....................................  -57-
                     ---------------------
            12.3.2.  Effect; Effective Date....................................  -58-
                     ----------------------
     12.4.  Dissemination of Information.......................................  -58-
            ----------------------------
     12.5.  Tax Treatment......................................................  -58-
            -------------
     12.6.  Replacement of Lenders.............................................  -58-
            ----------------------

SECTION 13  NOTICES............................................................  -59-
----------  -------
     13.1.  Notices............................................................  -59-
            -------
     13.2.  Change of Address..................................................  -59-
            -----------------

SECTION 14  COUNTERPARTS.......................................................  -59-
----------  ------------

SECTION 15  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.......  -60-
----------  ------------------------------------------------------------
     15.1.  CHOICE OF LAW......................................................  -60-
            -------------
     15.2.  CONSENT TO JURISDICTION............................................  -60-
            -----------------------
     15.3.  WAIVER OF JURY TRIAL...............................................  -60-
            --------------------

Schedule 1    -   Lenders
Schedule 5.7  -   Litigation and Contingent Obligations
Schedule 5.8  -   Subsidiaries
Schedule 6.13 -   Other Existing Investments
Schedule 6.14 -   Liens



Exhibit A - Form of Revolving Credit Note
Exhibit B - Credit Note (Swingline)
Exhibit C - Compliance Certificate
Exhibit D - Guaranty
Exhibit E - Assignment Agreement
Exhibit F - Written Money Transfer Instructions
Exhibit G - Form of Independent Auditor's Report

                                CREDIT AGREEMENT
                                ----------------

         THIS CREDIT AGREEMENT, dated as of the 20th day of September, 2000, is among THE FINISH LINE, INC., a Delaware corporation ("Borrower"), the Lenders party hereto from time to time as listed on Schedule 1 hereto, and NATIONAL CITY
                                            ----------
BANK OF INDIANA, a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent"). The parties hereto agree as follows:


                                   SECTION 1
                                   ---------

                                  Definitions
                                  -----------


         1.1.     Defined Terms.  As used herein:
                  -------------

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to Borrower of the same Type.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means National City Bank of Indiana, in its capacity as contractual representative of the Lenders hereunder, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to this Agreement.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the greater of (a) the Prime Rate for such day, or (b) the sum of the Federal Funds Effective Rate for such day plus One-Half of One Percent (1/2%).
                                          ----
         "ABR Advance" means an Advance which bears interest at the Alternate Base Rate.

         "Applicable Facility Fee" means the per annum fee payable to the Agent for the pro rata benefit of the Lenders as determined pursuant to Section 2.5, which shall be based on the Leverage Ratio and determined by reference to the following table:

                Leverage Ratio                     Applicable Facility Fee
                --------------                     -----------------------

         Level 1  Less than 2.0 to 1.0                         0.10%
         Level 2  Equal to or greater than
                  2.0 to 1.0 but less than
                  2.50 to 1.0                                  0.15%
         Level 3  Equal to or greater than
                  2.50 to 1.0 but less than
                  3.0 to 1.0                                  0.175%
         Level 4  Equal to or greater than
                  3.0 to 1.0 but less than
                  3.50 to 1.0                                  0.20%
         Level 5  Equal to or greater than
                  3.50 to 1.0                                  0.25%

The Applicable Facility Fee for Level 3 shall initially apply and shall be subject to adjustment quarterly (upwards or downwards, as appropriate) based on the Leverage Ratio in accordance with the table set forth above. The Leverage Ratio shall be determined by the Agent (which determination if made in good faith shall be conclusive absent manifest error) based on the Financial Statements. The adjustment, if any, to the Applicable Facility Fee shall be effective beginning on the fifth (5th) Business Day after the delivery of such Financial Statements. In the event that Borrower shall at any time fail to furnish to the Agent in timely fashion the Financial Statements required to be delivered pursuant to Section 6.1, together with the Compliance Certificate to be delivered with respect thereto, the Applicable Facility Fee for Level 5 shall apply until the fifth (5th) Business Day after such Financial Statements and Compliance Certificate are so delivered. In no event shall the Applicable Facility Fee be adjusted downward if there exists a Default on the date on which such downward adjustment would otherwise become effective until such time as the Default has been cured, waived or ceases to exist. The provisions of this definition are not intended to, and shall not be construed to, authorize any violation by Borrower of any financial covenant contained in this Agreement.

         "Applicable Margin" means the incremental margin to be paid by Borrower on LIBOR Loans hereunder and on Letters of Credit issued hereunder, which margin shall be based on the Leverage Ratio and determined by reference to the following table:

                  Leverage Ratio                Applicable Margin
                  --------------                -----------------
                                                                      Letters
                                                LIBOR Loans           of Credit
                                                -----------           ---------

         Level 1  Less than 2.0 to 1.0               .50%                .50%
         Level 2  Equal to or greater than
                  2.0 to 1.0 but less than
                  2.50 to 1.0                        .75%                .75%
         Level 3  Equal to or greater than
                  2.50 to 1.0 but less than
                  3.0 to 1.0                         1.0%                1.0%
         Level 4  Equal to or greater than
                  3.0 to 1.0 but less than
                  3.50 to 1.0                       1.25%               1.25%
         Level 5  Equal to or greater than
                  3.50 to 1.0                       1.50%               1.50%

The Applicable Margin for Level 3 shall initially apply and shall be subject to adjustment quarterly (upwards or downwards, as appropriate) based on the Leverage Ratio in accordance with the table set forth above. The Leverage Ratio shall be determined by the Agent (which determination if made in good faith shall be conclusive absent manifest error) based on the Financial Statements. The adjustment, if any, to the Applicable Margin shall be effective beginning on the fifth (5th) Business Day after the delivery of such Financial Statements. In the event that Borrower shall at any time fail to furnish to the Agent in timely fashion the Financial Statements required to be delivered pursuant to Section 6.1, together with the Compliance Certificate to be delivered with respect thereto, the Applicable Margin for Level 5 shall apply until the fifth (5th) Business Day after such Financial Statements and Compliance Certificate are so delivered. In no event shall the Applicable Margin be adjusted downward if there exists a Default on the date on which such downward adjustment would otherwise become effective until such time as the Default has been cured, waived or ceases to exist. The provisions of this definition are not intended to, and shall not be construed to, authorize any violation by Borrower of any financial covenant contained in this Agreement.

         "Arranger" means National City Bank of Indiana, a national banking association, and its successors.

         "Authorized Officer" means the President or any Executive Vice President or such other officer of Borrower whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced by a written authorization signed by an Authorized Officer or by a certified copy of an appropriate resolution of the Board of Directors of Borrower.

         "Borrower" means The Finish Line, Inc., a Delaware corporation.

         "Borrowing Base" means, on any date of determination, an amount equal to forty-five percent (45%) of the positive difference of (a) the aggregate value of Borrower's Eligible Inventory, minus (b) Borrower's outstanding
                                        -----
accounts payable as shown on Borrower's most recent Financial Statements and as determined in accordance with GAAP.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" shall have the meaning ascribed thereto in Section 2.8.1.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which each Lender is open for the conduct of substantially all of its commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which each Lender is open for the conduct of substantially all of its commercial lending activities.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Capitalized Lease" means any lease of Property which would be capitalized on a balance sheet of a Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" means the amount of the obligations of a Person under Capitalized Leases which would be shown as a liability on a balance sheet of a Person prepared in accordance with GAAP.

         "Change" shall have the meaning ascribed thereto in Section 3.2.

         "Change in Control" means (a) one or more of the existing owners of the class B stock of Borrower (including a "Permitted Transferee" (as defined in Borrower's Restated Certificate of Incorporation in effect as of the date hereof) of such existing owners) fail to own, in the aggregate, more than fifty-one percent (51%) of the total voting rights of Borrower, or (b) the occurrence during any period of twelve (12) consecutive months, commencing before or after the date of this Agreement, pursuant to which individuals who on the first day of such period were directors of Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, such Lender's Revolving Loan Commitment and such other commitments that may be provided in this Agreement or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Compliance Certificate" means a Compliance Certificate, in the form of Exhibit C hereto, duly executed by the chief executive officer or chief
---------
financial officer of Borrower.

         "Condemnation" shall have the meaning ascribed thereto in Section 7.8.

         "Consolidated Interest Expense" means, for any period, the consolidated gross interest expense of Borrower and its Subsidiaries, determined on a consolidated basis and as shown on the Financial Statements.

         "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries after deductions for income taxes, determined on a consolidated basis in accordance with GAAP and as shown on the Financial Statements.

         "Consolidated Net Worth" means the excess of Borrower's Consolidated Total Assets over Borrower's Consolidated Total Liabilities.

         "Consolidated Tangible Net Worth" means, on any date of determination, the amount by which (a) Consolidated Net Worth exceeds (b) the sum of (i) all
                                               -------
assets of Borrower and its Subsidiaries which would be classified as intangible assets under GAAP, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, operating permits, unamortized debt discount and expense, organization costs, and research and development costs, (ii) treasury stock, (iii) securities not constituting marketable securities, (iv) cash set apart and held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock,
(v) to the extent not otherwise deducted, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by Borrower, and (vi) any revaluation or other write-up in book value of assets subsequent to the date hereof (but only to the extent not permitted under GAAP).

         "Consolidated Total Assets" means the total assets of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and as shown on the Financial Statements.

         "Consolidated Total Liabilities" means the total liabilities of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and as shown on the Financial Statements.

         "Conversion/Continuation Notice" shall have a meaning ascribed thereto in Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Note" means the Credit Note (Swingline), in substantially the form of Exhibit B hereto, duly executed by Borrower to NCB to evidence Advances
        ---------
under the Swingline, including any amendment, modification, renewal, extension or replacement thereof.

         "Default" means an event described in Section 7.

         "EBITDA" means, with respect to Borrower and its Subsidiaries determined on a consolidated basis for any specified period, the sum of (a) Consolidated Net Income, plus (b) to the extent deducted in determining
                         ----
Consolidated Net Income, income taxes paid or accrued, minus (c) to the extent
                                                       -----
included in Consolidated Net Income, extraordinary gains, plus (d) to the extent
                                                          ----
deducted in determining Consolidated Net Income, extraordinary losses, plus (e)
                                                                       ----
Consolidated Interest Expense, plus (f) to the extent deducted in determining
                               ----
Consolidated Net Income, depreciation and amortization.

         "Eligible Assignee" means a commercial bank, financial institution or other "accredited investor," as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Eligible Inventory" means, on any date of determination, Borrower's merchandise inventory (net of reserves) as shown on Borrower's most recent Financial Statements and as determined in accordance with GAAP, which is not subject to any Lien (other than Permitted Liens), is not stored with any bailee, warehouseman or similar party, and is not placed on consignment with any consignee.

         "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Hazardous Materials Transportation Act, 42 U.S.C.(S).1801 et
                                                                          --
seq., the Comprehensive Environmental Response, Compensation and Liability Act
---
of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.(S).(S).9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C.(S)(S)6901 et seq., the Federal Water Pollution Control Act, as
amended by the Clean Water Act of 1977, 33 U.S.C.(S)(S)1251 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C.(S)(S) 7401 et seq., the Toxic Substances
                                                  -- ---
Control Act of 1976, 15 U.S.C.(S)(S)2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.(S)7401 et seq., the Occupational
Safety and Health Act of 1970, as amended, 29 U.S.C.(S)(S)651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.(S)(S) 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C.(S)(S) 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.(S)(S) 300(f) et seq., and any similar or implementing state law, and all amendments, rules, and regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with Borrower would be treated as a single employer under ERISA.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, (a) federal taxes imposed on its overall net income, and (b) other taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized, (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located, or (iii) a jurisdiction imposing such taxes as a result of a former connection between the Agent, such Lender or such Lender's applicable Lending Installation and such jurisdiction.

         "Facilities" means the Revolving Loans, the Swingline, the Letters of Credit, and any other credit facility provided by the Lenders from time to time pursuant to this Agreement.

         "Facility Termination Date" means September 20, 2003.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Indianapolis time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" means that certain letter agreement issued by the Agent dated September 19, 2000, and accepted by Borrower on September 20, 2000.

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, commodity, forward, swap or option contract or other financial instrument with similar characteristics, (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, or (c) to the extent not otherwise included in the foregoing, any Rate Hedging Agreement.

         "Financial Statements" means, as the context may require, (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of May 27, 2000 and their consolidated and consolidating statements of income and retained earnings and consolidated statement of cash flows for the periods then ended, and (b) the consolidated and consolidating financial statements of Borrower and its Subsidiaries furnished from time to time pursuant to Section 6.1; in all cases, together with any accompanying notes thereto, and any other documents or data furnished in connection therewith.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Accounting Standards Board and recognized and interpreted by the American Institute of Certified Public Accountants.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, including, without limiting the generality of the foregoing, any agency, body, commission, court or department thereof, whether federal, state, local or foreign.

         "Guarantors" means, jointly and severally, Spike's Holding, Inc., a Delaware corporation and any U.S. domestic Subsidiaries of Borrower that become Guarantors pursuant to Section 6.21.

         "Guaranty" means each Subsidiary Guaranty, in substantially the form of Exhibit D hereto, duly executed by each of the Guarantors to the Lenders in
---------
connection with the Obligations, including any modification or replacement thereof.

         "Hazardous Materials" means asbestos, polychlorinated biphenyls and petroleum products and any other regulated, hazardous or toxic materials, wastes and substances which are regulated, defined, determined or identified as such in any Environmental Laws (whether now existing or hereafter enacted or promulgated).

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services, (c) obligations, whether or not assumed, secured by Liens or payable pursuant to an agreement out of the proceeds from the sale of Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which the subject Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the subject Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (g) reimbursement or other obligations in connection with letters of credit, (h) obligations in connection with Sale and Leaseback Transactions, (i) Net Mark-To-Market Exposure of Rate Hedging Agreements or other Financial Contracts, and (j) any obligation that may be quantified arising with respect to any other transaction which is the functional equivalent of, or takes the place of, borrowing, but which would not constitute a liability on a balance sheet of such Person prepared in accordance with GAAP; provided, that Indebtedness shall not be deemed to include (i) rental expense under any Operating Lease, (ii) accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, or (iii) any equity security that is not convertible into Indebtedness (including preferred stock that is not convertible into Indebtedness).

         "Interest Period" means a LIBOR Interest Period and/or a Negotiated Rate Interest Period, as the context requires.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LaSalle" means LaSalle Bank National Association, a national banking association, and its successors.

         "Lenders" means the financial institutions listed on Schedule 1 of this
                                                              ----------
Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule hereto or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

         "Letter of Credit Application" means an Application for Standby Letter of Credit in the form prescribed by a Letter of Credit Issuer, duly executed by Borrower in favor of such Letter of Credit Issuer, from time to time, to govern a Letter of Credit issued pursuant to this Agreement, as any such Letter of Credit Application may be amended from time to time.

         "Letter of Credit Issuer" means, as to each Letter of Credit issued hereunder, NCB or LaSalle as the issuer of a Letter of Credit hereunder.

         "Letters of Credit" means standby letters of credit now or hereafter issued by a Letter of Credit Issuer from time to time at the request of, and for the account of, Borrower issued pursuant to this Agreement.

         "Leverage Ratio" means, with respect to Borrower and its Subsidiaries determined on a consolidated basis as of the last day of any fiscal quarter of Borrower, the ratio of (a) the sum of (i) Indebtedness, plus (ii) six (6) times
                                                        ----
Rentals, minus (iii) cash and marketable securities, to (b) the sum of (i)
         -----                                       --
EBITDA for the four (4) consecutive fiscal quarters ending on the date of determination, plus (ii) Rentals; all as determined by reference to the
               ----
Financial Statements.

         "LIBOR" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (a) the quotient of (i) the LIBO Base Rate applicable to such LIBOR Interest Period, divided by (ii) one minus the Reserve
                                          ------- --          -----
Requirement (expressed as a decimal), if any, applicable to such LIBOR Interest Period, plus (b) the Applicable Margin. The LIBOR shall be rounded to the next
        ----
higher multiple of 1/16 of 1% if the foregoing sum is not such a multiple.

         "LIBOR Advance" means an Advance which bears interest by reference to the LIBOR.

         "LIBO Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Agent to be the rate at which NCB offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of NCB's relevant LIBOR Loan and having a maturity approximately equal to such LIBOR Interest Period.

         "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on the day which corresponds numerically to such date one (1), two
(2), three (3) or six (6) months thereafter, provided, however, that if there is
                                             --------  -------
no such numerically corresponding day in such next, second (2nd), third (3rd) or sixth (6th) succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second (2nd), third (3rd) or sixth (6th) succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls
              --------  -------
in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day. Not more than six (6) LIBOR Interest Periods may be selected at any one time to apply to outstanding Advances.

         "LIBOR Loan" means a Loan which bears interest by reference to the LIBOR.

         "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan Documents" means this Agreement, the Notes, each Guaranty, any Letter of Credit Applications, the Fee Letter, and any other documents or instruments now or hereafter executed and delivered by or on behalf of Borrower to any Lender or the Agent to evidence or govern the Obligations.

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Section 2 (or any conversion or continuation thereof).

         "Mandatory Funding" shall have the meaning ascribed thereto in Section 2.3.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, financial condition or Properties of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform Obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents or any material provision thereof or any transaction contemplated thereby, or (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents.

         "Material Indebtedness" shall have the meaning ascribed thereto in
Section 7.5.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NCB" means National City Bank of Indiana, a national banking association, having its principal offices in Indianapolis, Indiana, in its individual capacity, and its successors.

         "Negotiated Rate" shall mean, with respect to Advances under the Swingline not constituting ABR Advances, the interest rate mutually agreed upon between NCB and Borrower and as described in the Fee Letter to be applicable to Negotiated Rate Advances pursuant to Section 2.4.2.

         "Negotiated Rate Advance" means an Advance which bears interest by reference to a Negotiated Rate.

         "Negotiated Rate Interest Period" shall mean, with respect to any Negotiated Rate Advance, the period commencing on the day such Negotiated Rate Advance is made and ending on such day thereafter, as mutually agreed upon between Borrower and NCB, provided that (a) no Negotiated Rate Interest Period shall exceed thirty (30) days; (b) each Negotiated Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, provided, however, if the next succeeding
                                  --------  -------
Business Day would extend the Negotiated Rate Interest Period beyond thirty (30) days, then the next preceding Business Day; and (c) no Negotiated Rate Interest Period may be agreed upon that extends beyond the Facility Termination Date.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Non-U.S. Lender" shall have the meaning ascribed in Section 3.5(d).

         "Notes" means, collectively, the Revolving Credit Notes and the Credit Note.

         "Notice of Assignment" shall have the meaning ascribed in Section
12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, actual and contingent reimbursement obligations under the Letters of Credit, all commitment and facility fees, Agent fees, Letter of Credit fees, all other obligations, indemnities, reimbursements and liabilities of Borrower to the Lenders or to any Lender or to the Agent or any indemnified party hereunder in connection with the Facilities of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, or otherwise arising under the Loan Documents whether or not contemplated by Borrower or the Lenders as of the date hereof, including, without limitation, all reasonable costs of collection and enforcement of any and all thereof, including reasonable attorneys' fees.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee.

         "Other Taxes" shall have the meaning ascribed in Section 3.5(b).

         "Payment Date" means the last day of each August, November, February and May.

         "Participants" shall have the meaning ascribed thereto in Section
12.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA, or any successor thereto.

         "Permitted Liens" means, collectively, Liens described under Section 6.14(a), (b) and (c) and judgment Liens not exceeding One Hundred Thousand Dollars ($100,000).

         "Person" means any natural person, corporation, firm, joint venture, general or limited partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability, including, without limitation, The Finish Line, Inc. Profit Sharing Plan.

         "Prime Rate" means the variable per annum rate of interest established and quoted by NCB from time to time as its "prime rate," as adjusted on the effective date of each change in such established and quoted rate, provided that
                                                                   --------
such prime rate shall not necessarily be representative of the rate of interest actually charged by NCB on any loan or class of loans.

         "Pro Rata Share" means, as to any Lender, when used with reference to an aggregate or total amount, an amount equal to the product of (a) such aggregate or total amount, multiplied by (b) a fraction, the numerator of which
                           ---------- --
shall be the sum of such Lender's Revolving Loan Commitment (or, if the Revolving Loan Commitments have been terminated, the sum of such Lender's outstanding Revolving Loan and share of the face amount of outstanding Letters of Credit) and the denominator of which shall be the sum of the total Revolving Loan Commitments (or, if the Revolving Loan Commitments have been terminated, the sum of the total outstanding Revolving Loan Advances and the aggregate face amount of outstanding Letters of Credit).

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" shall have the meaning ascribed in Section 12.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Rentals" means, as of the last day of any fiscal quarter of Borrower, with respect to Borrower and its Subsidiaries determined on a consolidated basis, the aggregate amount of rental expense (as determined in accordance with GAAP) under any Operating Lease (including, without limitation, base rent and overage rent) for the four (4) consecutive fiscal quarters ending on the date of determination; provided, however, the amount of any step rent for any such quarter shall be deducted therefrom.

         "Replaced Lender" and "Replacement Lender" shall have the respective meanings ascribed thereto in Section 12.6.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet
                                      --------  -------
the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least fifty-one percent (51%) of the Revolving Loan Commitments, or if the Revolving Loan Commitments have been terminated, the outstanding Advances.

         "Reserve Requirement" means, for any LIBOR Loan for any LIBOR Interest Period therefor, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as such term is used in Regulation D).

         "Revolving Loan" means, with respect to a Lender, such Lender's portion of the outstanding Revolving Loan Advances made by such Lender to Borrower pursuant to its respective Revolving Loan Commitment, including any extensions or renewals thereof.

         "Revolving Loan Advances" means an Advance under the Revolving Loan Commitment.

         "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth opposite such Lender's name on Schedule 1 hereto as such Lender's Revolving Loan
                      ----------
Commitment or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof, and "Revolving Loan Commitments" means the sum of the Lenders' Revolving Loan Commitments.

         "Revolving Credit Notes" means the Revolving Credit Notes, each substantially in the form of Exhibit A hereto, duly executed by Borrower to the
                             ---------
respective Lenders to evidence the Revolving Loans, including any and all renewals, extensions, replacements and modifications thereof.

         "Risk-Based Capital Guidelines" shall have the meaning ascribed thereto in Section 3.2.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Single Employer Plan" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

         "Subordinated Indebtedness" means Indebtedness of Borrower to a Wholly-Owned Subsidiary of Borrower which is subordinated to the payment of the Obligations pursuant to the Guaranty and any other Indebtedness of Borrower the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

         "Subsidiary" of a Person means (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower, or (c) any other corporation, partnership, limited liability company, association, joint venture or similar business organization that may have its financial statements consolidated with Borrower's financial statements in accordance with GAAP.

         "Substantial Portion" means, with respect to the Property of Borrower and its Subsidiaries, Property which represents more than ten percent (10%) of the Consolidated Total Assets as shown in the Financial Statements as at the end of the most recently completed fiscal quarter.

         "Swingline" means the unsecured cash management line of credit in the maximum principal amount of Five Million Dollars ($5,000,000) provided by NCB to Borrower, governed by this Agreement, including any renewal or extension thereof.

         "Swingline Advances" means Advances under the Swingline.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.
                              ---------

         "Transferee" shall have the meaning ascribed thereto in Section 12.4.

         "Type" means, with respect to any Advance, its nature as an ABR Advance, LIBOR Advance or Negotiated Rate Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization one hundred percent (100%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.2.  Rules of Construction. The foregoing definitions shall be equally
               ---------------------
applicable to both the singular and plural forms of the defined terms and shall be construed accordingly. Use of the terms "herein," "hereof" and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         1.3.  Accounting Terms. All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements.

                                   SECTION 2
                                   ---------

                                  The Credits
                                  -----------

         2.1.  Commitments.
               -----------

               2.1.1. Revolving Loans.  Subject to the terms and conditions of
                      ---------------
this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the lesser of (a) the amount of its Revolving Loan Commitment, or (b) an amount equal to such Lender's Pro Rata Share of the applicable Borrowing Base. No requested Revolving Loan Advance shall cause the aggregate outstanding principal balance of the Revolving Loan Advances plus the aggregate outstanding principal balance of the Swingline
         ----
Advances plus outstanding Letters of Credit and unreimbursed drawings thereunder
         ----
to exceed the lesser of (a) Revolving Loan Commitments, or (b) the Borrowing Base. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow such available amount under the Revolving Loan Commitments at any time prior to the Facility Termination Date. The Revolving Loan Commitments to lend hereunder shall expire on the Facility Termination Date. The Revolving Loans made by the Lenders pursuant hereto shall be evidenced by the Revolving Credit Notes.

               2.1.2. Swingline. Subject to the terms and conditions of this
                      ---------
Agreement and prior to the Facility Termination Date, NCB shall make the Swingline available to Borrower in a maximum principal amount equal to the lesser of (a) the unborrowed portion of its Revolving Loan Commitment, (b) the sum of the Borrowing Base less outstanding Revolving Loan Advances and outstanding Letters of Credit and unreimbursed drawings thereunder, or (c) Five Million Dollars ($5,000,000). No requested Advance shall cause the aggregate outstanding principal balance of the Swingline Advances to exceed Five Million Dollars ($5,000,000) and no requested Advance shall cause the aggregate outstanding principal balance of the Swingline Advances plus the aggregate
                                                        ----
outstanding principal balance of the Revolving Loan Advances plus outstanding
                                                             ----
Letters of Credit and unreimbursed drawings thereunder to exceed the lesser of
(a) the Revolving Loan Commitments, or (b) the Borrowing Base. Subject to the terms of this Agreement, Borrower may borrow, prepay and reborrow such available amount under the Swingline at any time prior to the Facility Termination Date. NCB's commitment to make Swingline Advances hereunder shall expire on the Facility Termination Date. Advances under the Swingline shall be evidenced by the Credit Note.

         2.2.  Required Payments: Termination.  Any outstanding Advances and all
               ------------------------------
other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

         2.3.  Ratable Loans/Mandatory Funding. With respect to the Revolving
               -------------------------------
Loan Commitments, each Advance thereunder shall consist of Revolving Loans made from the several Lenders in accordance with their respective Pro Rata Share. On any Business Day, NCB may, in its sole discretion, give notice to the Lenders that the outstanding principal balance of the Swingline shall be funded with a Revolving Loan Advance (provided that such notice shall be deemed to have
                        --------
been automatically given upon the occurrence of a Default under Section 7.6 or 7.7), in which case an Advance under the Revolving Loan Commitments constituting an ABR Advance (each such Advance being referred to herein as a "Mandatory Funding") shall be made on the immediately succeeding Business Day by all Lenders according to each Lender's Pro Rata Share of the Revolving Loan Commitments, and the proceeds thereof shall be applied directly to NCB to repay such outstanding Swingline Advances. Each Lender hereby irrevocably agrees to make such Revolving Loans, pursuant to each Mandatory Funding in the amount and in the manner specified in the preceding sentence and on the date specified to it by NCB notwithstanding: (a) that the amount of the Mandatory Funding may not comply with the minimum amount for a borrowing specified in Section 2.6; (b) whether any conditions specified in Section 4 are then satisfied; (c) the date of such Mandatory Funding; and (d) any reduction in the total Revolving Loan Commitment after any such Advances under the Swingline were made. In the event that any Mandatory Funding cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of Borrower), each Lender hereby agrees that it shall forthwith purchase from NCB (without recourse or warranty) such assignment of the outstanding Advances under the Swingline as shall be necessary to cause such Lenders to share in such Advances ratably based upon their respective Revolving Loan Commitments, provided that all interest
                                                  --------
payable on such Advances shall be for the account of NCB until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

         2.4.  Types of Advances.
               -----------------

               2.4.1  Revolving Loans. The Advances under the Revolving Loans
                      ---------------
         may be ABR Advances or LIBOR Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.8.1 and 2.9.

               2.4.2  Swingline. The Advances under the Swingline may be ABR
                      ---------
         Advances or Negotiated Rate Advances, or a combination thereof, selected by Borrower in accordance with Section 2.8.2.

         2.5.  Up Front Fee; Facility Fee; Reductions in Revolving Loan
               --------------------------------------------------------
Commitment. Borrower agrees to pay to the Agent, for the account of each Lender
----------
in accordance with their Pro Rata Shares, a non-refundable up front fee equal to One-Tenth of One Percent (.10%) of the Revolving Loan Commitments. Borrower also agrees to pay to the Agent, for the account of each Lender in accordance with their Pro Rata Shares, a non-refundable facility fee accruing at the rate of the Applicable Facility Fee per annum from and after the date hereof until the earlier of the Facility Termination Date or the date the Commitments are terminated pursuant to the terms hereof on the aggregate amount of the Revolving Loan Commitments in effect from time to time. Such facility fees shall be payable in advance (a) for the period from the date hereof to November 30, 2000, payable on the date hereof, and (b) thereafter quarterly in advance on each Payment Date commencing November 30, 2000. Such facility fees shall not be refundable for any reason, including, without limitation, any subsequent reduction of the Revolving Loan Commitments after the due date of such facility fees. Borrower may permanently reduce the Revolving Loan Commitments in whole, or in part ratably among the Lenders in integral multiples of Five Million Dollars ($5,000,000), upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the
                              --------  -------
Revolving Loan Commitments may not be reduced below the aggregate principal amount of the outstanding Revolving Loan Advances plus the aggregate principal
                                                  ----
amount of the outstanding Swingline Advances plus the amount of any outstanding
                                             ----
Letters of Credit and unreimbursed drawings thereunder.

         2.6.  Minimum Amount of Each Advance.
               ------------------------------

               2.6.1  Revolving Loans. Except for a Mandatory Funding, each
                      ---------------
Revolving Loan Advance shall be in the minimum amount of Three Million Dollars ($3,000,000) (and in multiples of One Million Dollars ($1,000,000) if in excess thereof), provided, however, that any ABR Advance may be in the amount of the
          --------  -------
unused Revolving Loan Commitments.

               2.6.2  Swingline. Each Swingline Advance shall be in the minimum
                      ---------
amount of One Hundred Thousand Dollars ($100,000) (and in multiples of One Hundred Thousand Dollars ($100,000) if in excess thereof).

         2.7.  Optional Principal Payments.
               ---------------------------

               2.7.1  Revolving Loans. Except as provided in, and subject to,
                      ---------------
Section 3.4 with respect to LIBOR Advances, Borrower may from time to time, (a) upon one Business Day notice to the Agent, without penalty or premium, prepay in full all outstanding Revolving Loan Advances constituting ABR Advances and, if paid on the last day of the applicable LIBOR Interest Period, LIBOR Advances, or, prepay in partial prepayment in a minimum aggregate amount of Three Million Dollars ($3,000,000) or any integral multiple of One Million Dollars ($1,000,000) in excess thereof, any portion of the outstanding Revolving Loan Advances constituting ABR Advances or, if paid on the last day of the applicable LIBOR Interest Period, LIBOR Advances, and (b) upon three Business Days notice to the Agent, without penalty or premium, prepay in full all outstanding Revolving Loan Advances constituting LIBOR Advances if paid on any day other than the last day of the applicable LIBOR Interest Period, or, prepay in partial prepayment in a minimum aggregate amount of Three Million Dollars ($3,000,000) or any integral multiple of One Million Dollars ($1,000,000) in excess thereof, any portion of the outstanding Revolving Loan Advances constituting LIBOR Advances if paid on any day other than the last day of the applicable LIBOR Interest Period.

               2.7.2. Swingline. Borrower may from time to time prepay, without
                      ---------
penalty or premium, all outstanding ABR Advances under the Swingline, or, in the minimum amount of One Hundred Thousand Dollars ($100,000) or any integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, any portion of the outstanding ABR Advances under the Swingline. A Negotiated Rate Advance may not be prepaid prior to the last day of the applicable Negotiated Rate Interest Period except for a prepayment funded by a Mandatory Funding.

         2.8.  Method of Selecting Types and Interest Periods for New Advances.
               ---------------------------------------------------------------

               2.8.1. Revolving Loans.  With respect to Revolving Loans (other
                      ---------------
than a Mandatory Funding), Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Indianapolis time) on the Borrowing Date for each ABR Advance and three (3) Business Days before the Borrowing Date for each LIBOR Advance, specifying:

       (a) the Borrowing Date, which shall be a Business Day, of such Advance,

       (b)     the aggregate amount of such Advance, and

       (c) the Type of Advance selected and, in the case of a LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

               The Agent shall notify the Lenders of Borrower's intent to borrow by 12:00 p.m. (Indianapolis time) on the date it receives a timely Borrowing Notice from Borrower. Not later than 2:00 p.m. (Indianapolis time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans, in funds immediately available in Indianapolis to the Agent at its address specified pursuant to Section 13. The Agent will make the funds so received from the Lenders available to Borrower by deposit to the account of Borrower with NCB.

               2.8.2. Swingline.  As Borrower desires to obtain Advances under
                      ---------
the Swingline hereunder, Borrower shall give the Agent and NCB a Borrowing Notice by not later than noon (Indianapolis time), on the Borrowing Date, specifying: (a) the Borrowing Date, which shall be a Business Day, of such Advance, and (b) the aggregate amount of such Advance. Each Advance under the Swingline shall bear interest at the Alternate Base Rate, unless Borrower and NCB agree to a Negotiated Rate for a Negotiated Rate Interest Period. Subject to the borrowing limitations set forth in Section 2.1.2, by 2:00 p.m. (Indianapolis time) on each such Borrowing Date, NCB agrees to make its Advance under the Swingline to Borrower by deposit to the account of Borrower with NCB.

         2.9.  Conversion and Continuation of Outstanding Advances. With respect
               ---------------------------------------------------
to the Revolving Loans, ABR Advances shall continue as ABR Advances unless converted into LIBOR Advances pursuant to this Section 2.9 or repaid in accordance with Section 2.7. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable LIBOR Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into an ABR Advance unless such LIBOR Advance is or was repaid in accordance with Section
2.7 or Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Advance continue as a LIBOR Advance for the same or another LIBOR Interest Period. Subject to the terms of Section 2.6, Borrower may elect from time to time to convert all or any part of an ABR Advance under the Revolving Loan Commitment into a LIBOR Advance. Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an ABR Advance into a LIBOR Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Indianapolis time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

       (a) the requested date, which shall be a Business Day, of such conversion or continuation,

       (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

       (c) the amount of such Advance which is to be converted into or continued as a LIBOR Advance and the duration of the LIBOR Interest Period applicable thereto.

       2.10. Changes in Interest Rate, etc. Each ABR Advance shall bear interest
             -----------------------------
on the outstanding principal amount thereof, for each day from and including the date such Advance is made to but excluding the date it becomes due at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an ABR Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Advance and Negotiated Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance or such Negotiated Rate Advance, as applicable. No Interest Period may end after the Facility Termination Date.

       2.11. Rates Applicable After Default. Notwithstanding anything to the
             ------------------------------
contrary contained in Section 2.8 or 2.9, during the continuance of a Default, the Required Lenders may, at their option, by notice to Borrower and the Agent (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. If any Advance is not paid at maturity, whether by acceleration or otherwise, or during the continuance of a Default, the Required Lenders may, at their option, by written notice to Borrower and the Agent (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each LIBOR Advance shall bear interest for the remainder of the applicable LIBOR Interest Period at the rate otherwise applicable to such LIBOR Interest Period plus Two Percent (2%) per annum, and (b) each ABR Advance shall bear interest at
----
a rate per annum equal to the otherwise applicable rate plus Two Percent (2%)
                                                        ----
per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (a) and (b) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender. If any Advance under the Swingline is not paid at maturity, whether by acceleration or otherwise, or during the continuance of a Default, NCB may, at its option, by written notice to Borrower and the Agent (which notice may be revoked at its option notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Swingline Advance shall bear interest at a rate per annum equal to the otherwise applicable rate plus Two Percent (2%) per annum.
                                       ----

         2.12.  Method of Payment. All payments of the Obligations hereunder
                -----------------
shall be made, without set off, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Section 13, or at any other Lending Installation of the Agent specified in writing by the Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders in accordance with the outstanding principal amounts of the Facilities held by them. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Section 13 or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of Borrower maintained with NCB for each payment of principal, interest and fees if such payment is not made within three
(3) days of the date it becomes due hereunder.

         2.13.  Notes; Telephonic Notices. Each Lender is hereby authorized to
                -------------------------
record the principal amount of each of its Loans and each repayment on any schedule attached to its Note, provided, however, that neither the failure to so record nor any error in such recordation shall affect Borrower's obligations under such Note. Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by an Authorized Officer. The Agent may rely, without further inquiry, on all such requests which shall have been received by it in good faith by anyone reasonably believed to be an Authorized Officer. Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error. Unless the Agent receives written instructions signed by an Authorized Officer to the contrary, all Advances shall be credited to Borrower's account with the Agent.

         2.14.  Interest Payment Dates; Interest and Fee Basis. Interest accrued
                ----------------------------------------------
on each ABR Advance constituting a Revolving Loan Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Advance shall be payable on the last day of its applicable LIBOR Interest Period, or any date on which the LIBOR Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Advance having a LIBOR Interest Period longer than three (3) months shall also be payable on the last day of each three (3) month interval during such LIBOR Interest Period. Interest and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Swingline Advance shall be payable on the last day of each calendar month, commencing with the first such date to occur after the date hereof, and at maturity. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.15.  Notification of Advances, Interest Rates, Prepayments and
                ---------------------------------------------------------
Commitment Reductions. Promptly after receipt thereof, the Agent will notify
---------------------
each Lender of the contents of each Revolving Loan Commitment reduction notice, Borrowing Notice with respect to Revolving Loans, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.16.  Lending Installations. Each Lender may book its Loans at any
                ---------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and Borrower, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.17.  Non-Receipt of Funds by the Agent. Unless Borrower or a Lender,
                ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for each such day, or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Loan.

         2.18.  Issuance of Letters of Credit. Subject to the terms and
                -----------------------------
conditions hereof, the Letter of Credit Issuers agree, upon proper submission of a Letter of Credit Application by Borrower, to issue on behalf of the Lenders from time to time prior to the Facility Termination Date, Letters of Credit for the account of Borrower. The Letters of Credit shall have an expiration date not later than four (4) days before the expiration of the Facility Termination Date. The aggregate of the Letters of Credit outstanding plus the aggregate amount of
                                                   ----
unreimbursed drawings under the Letters of Credit shall not exceed the lesser of
(a) Five Million Dollars ($5,000,000), (b) the Revolving Loan Commitments less
                                                                          ----
outstanding Revolving Loan Advances less outstanding Swingline Advances, or (c)
                                    ----
the Borrowing Base less outstanding Revolving Loan Advances less outstanding
                   ----                                     ----
Swingline Advances. The amount of any Letter of Credit outstanding at any time for all purposes hereof shall be the maximum amount which could be drawn thereunder under any circumstances from and after the date of determination. Each Letter of Credit issued pursuant to this Agreement and each unreimbursed drawing thereunder shall count against and reduce the Revolving Loan Commitments by the amount of such Letter of Credit outstanding and each unreimbursed drawing thereunder unless and until such Letter of Credit expires by its terms or otherwise terminates or the amount of a drawing thereunder is reimbursed, in which event the Revolving Loan Commitments shall be reinstated by the amount of such Letter of Credit or the amount of such reimbursement, as the case may be. Each such Letter of Credit shall be issued pursuant to a Letter of Credit Application and shall conform to the general requirements of the Letter of Credit Issuer for the issuance of such credits, as to form and substance, shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and shall be a letter of credit which the Letter of Credit Issuer may lawfully issue. If and to the extent a drawing is at any time made under any Letter of Credit, the Letter of Credit Issuer shall give notice on the day of such drawing to Borrower, the Agent and the other Lenders of such drawing and Borrower agrees to pay to the Letter of Credit Issuer immediately and unconditionally upon demand for reimbursement, in lawful money of the United States, an amount equal to each amount which shall be so drawn, together with interest from the date of such drawing to and including the date such payment is reimbursed to the Letter of Credit Issuer or converted to Revolving Loans as provided herein at a variable rate per annum equal to the Alternate Base Rate. All such interest shall be calculated on the basis that an entire year's interest is earned in three hundred sixty (360) days. In the event that a drawing under any Letter of Credit is not reimbursed by Borrower by 11:00 A.M. (Indianapolis time) on the first Business Day after such notice to Borrower, the Letter of Credit Issuer shall promptly notify the Agent and the other Lenders by 12:00 noon (Indianapolis time) that Advances under the Revolving Loan Commitments are required to reimburse the Letter of Credit Issuer. Borrower hereby irrevocably authorizes the Lenders to refinance, without notice to Borrower, the reimbursement Obligation of Borrower arising out of any such drawing under any Letter of Credit into Revolving Loans, evidenced by the Revolving Credit Notes and for all purposes under, on and subject to the terms and conditions of this Agreement, but without regard to the conditions precedent to making an Advance under the Revolving Loan Commitments or to any requirement of this Agreement that each Revolving Loan be in a minimum amount or multiple, provided, however, that an Advance under the Revolving Loan Commitments in spite
--------  -------
of Borrower's failure to satisfy any conditions precedent to making an Advance shall not constitute a waiver of any Default by the Lenders. This Agreement shall supersede any terms of any Letter of Credit Applications or other documents which are irreconcilably inconsistent with the terms hereof or thereof. By 2:00 P.M. (Indianapolis time) on the date the Lenders have received notice that Advances under the Revolving Loan Commitments are required to reimburse the Letter of Credit Issuer for draws under the Letters of Credit, each Lender severally agrees to make its portion of the Revolving Loan then being made by making available to the Agent, either by wire transfer to the Agent's main office in Indianapolis, Indiana, or by deposit to any correspondent account which the Agent may maintain with that Lender, the amount to be advanced by such Lender. By 2:30 P.M. (Indianapolis time) on such date, the Agent shall reimburse the Letter of Credit Issuer, but only from funds received by the Agent, the amount paid on Letters of Credit that date, either by wire transfer or by deposit to the Letter of Credit Issuer's correspondent account with the Agent (or as otherwise agreed between the Letter of Credit Issuer and the Agent).

         2.19.  Letters of Credit Participation. For administrative convenience,
                -------------------------------
the Letter of Credit Issuers shall issue the Letters of Credit for the account of Borrower pursuant to the arrangements set forth herein, and the outstanding portion of each Letter of Credit shall be deemed to utilize a Pro Rata Share of the Revolving Loan Commitment of each Lender. Each Lender severally agrees to participate in each Letter of Credit according to its Pro Rata Share of the Revolving Loan Commitments. Each Lender's participation shall be funded by funding its Pro Rata Share of the Revolving Loan Commitments upon any drawing under any Letter of Credit not reimbursed the same day as a drawing thereunder by Borrower by 2:00 P.M. (Indianapolis time) by making such funds available to the Agent in accordance with Sections 2.8.1 and 2.18; and thereupon, each such Lender shall be entitled to, and the Letter of Credit Issuer or the Agent, as applicable, shall remit to each such Lender, their respective Pro Rata Share of any amounts (including any interest thereon) received by the Letter of Credit Issuer or the Agent, as applicable, in reimbursement of such drawing. The Letter of Credit Issuer shall furnish to such Lenders, each time any Letter of Credit either is issued or drawn under (whether in whole or in part), (a) a participation certificate showing the aggregate amount of the Letter of Credit Issuer's Letters of Credit issued and unexpired or unfunded and the amount of their respective Pro Rata Share thereof, and (b) such other information with respect to the Letters of Credit as any Lender may reasonably request from time to time. The obligations of the Lenders to fund their respective Pro Rata Share of a Revolving Loan for reimbursement of a draw under a Letter of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances (other than in the case of gross negligence or wilful misconduct of the Letter of Credit Issuer):

               (a) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (b) The existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in the Letter of Credit, any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Letter of Credit Issuer as the Letter of Credit issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

               (c) Any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (d) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

               (e)  The occurrence of any Default or Unmatured Default.

         2.20.  Compensation for Letters of Credit.
                ----------------------------------

                2.20.1.  Letter of Credit Fee. Borrower shall pay to the Letter
                         --------------------
         of Credit Issuer, for the ratable benefit of the Lenders in accordance with their Revolving Loan Commitments, a Letter of Credit fee at a per annum rate equal to the Applicable Margin of each Letter of Credit outstanding hereunder, such fee to be calculated on the basis of a three hundred sixty (360) day year and to be paid annually in advance upon the issuance of such Letter of Credit and on each anniversary date thereafter. If any payment of a Letter of Credit fee shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

                2.20.2.  Additional Letter of Credit Fees. In addition to the
                         --------------------------------
         foregoing Letter of Credit fees, Borrower shall pay to the Letter of Credit Issuer, for such Letter of Credit Issuer's own account, such Letter of Credit Issuer's reasonable and customary costs of issuing, servicing and negotiating draws under letters of credit.

                2.20.3.  Manner of Payment. Borrower authorizes the Letter of
                         -----------------
         Credit Issuer to collect all such fees by deducting the amount thereof from the deposit account of Borrower if such fees are not paid within three (3) days of their respective due date.

         2.21.  Reimbursement of Letters of Credit. The obligation of Borrower
                ----------------------------------
to reimburse any drawing under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following, other than in the case of gross negligence or willful misconduct of the Agent or a Lender:

                (a) Any lack of validity or enforceability of any Letter of Credit, or any Loan Document;

                (b) Any amendment or waiver of or consent to departure from the terms of any Letter of Credit, or any Loan Document;

                (c) The existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary or any Letter of Credit, any transferee of any Letter of Credit, the Lenders or any other Person, whether in connection with the Loan Documents, such Letter of Credit, or any unrelated transaction;

                (d) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                (e) The surrender or impairment of any security for the performance or observance of the terms of the Loan Documents or such Letter of Credit; or

               (f) Any circumstance, happening or admission whatsoever, whether or not similar to any of the foregoing, including, without limitation, those matters described below.

Except as expressly set forth herein, Borrower assumes all risks for the acts, omissions, or misrepresentations of the parties benefitted by any Letter of Credit. Neither a Letter of Credit Issuer nor any of its Affiliates or correspondents shall be responsible for (a) the validity, sufficiency, truthfulness or genuineness of any document required to draw under the Letters of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (b) the failure of any draft to bear reference or adequate reference to such Letter of Credit or failure of any Person to note the amount of any draft on such Letter of Credit or to surrender or take up such Letter of Credit, or (c) errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents, provided, however, that Borrower shall have a claim against a Letter
           --------  -------
of Credit Issuer, and a Letter of Credit Issuer shall be liable to Borrower, to the extent of any compensatory, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by (i) such Letter of Credit Issuer's failure to act in good faith or to observe general banking usage in connection with the Letter of Credit or failure to examine documents presented under such Letter of Credit with care to determine whether they comply with the terms of such Letter of Credit (it being understood that Bank assumes no liability or responsibility for the genuineness, falsification or effect of any document which appears on such examination to be regular on its face) or (ii) the gross negligence or willful misconduct of a Letter of Credit Issuer. Without limiting the generality of the foregoing, Borrower agrees that any action taken by a Letter of Credit Issuer or any of its Affiliates or correspondents under or in connection with any Letter of Credit, if taken in good faith and without gross negligence, shall be binding upon Borrower and shall not put a Letter of Credit Issuer or any such Affiliates or correspondents under any such resulting liability to Borrower. A Letter of Credit Issuer shall not be liable for action or failure to take action under or in connection with any Letter of Credit except for any such action or failure to take action which constitutes gross negligence or wilful misconduct. A Letter of Credit Issuer shall not be liable for consequential damages in connection with any Letter of Credit. A Letter of Credit Issuer is expressly hereby authorized to honor any request for payment which is made under or in compliance with the terms of any Letter of Credit without regard to, and without any duty on its part to inquire into, the existence of any disputes or controversies between Borrower and any beneficiary of any Letter of Credit or any other Person or into respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any Letter of Credit are true and correct. No Person, other than the parties hereto, shall have any rights of any nature under this Agreement or by reason hereof. In no event shall a Letter of Credit Issuer's reliance and payment against documents presented under a Letter of Credit appearing on its face to substantially comply with the terms thereof be deemed to constitute gross negligence or wilful misconduct.

         2.22  Use of Proceeds. The proceeds of Advances under the Revolving
               ---------------
Loans and the Swingline shall be used for lawful corporate purposes not prohibited by this Agreement.

                                   SECTION 3
                                   ---------

                            YIELD PROTECTION; TAXES
                            -----------------------

         3.1.  Yield Protection. If, on or after the date of this Agreement, the
               ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans, or

               (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

               (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or making or maintaining its LIBOR Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Loans or Commitment, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2.  Changes in Capital Adequacy Regulations. If a Lender determines
               ---------------------------------------
the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of written demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3.  Availability of Types of Advances. If any Lender reasonably
               ---------------------------------
determines that maintenance of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that (a) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available, or (b) the interest rate applicable to a Type of LIBOR Advance does not accurately reflect the cost of making or maintaining such LIBOR Advance, then the Agent shall suspend the availability of the affected Type of LIBOR Advances of the affected Lender or Lenders, as the case may be, and require those LIBOR Advances of the affected Type to be repaid or, at Borrower's option, converted to another Type of Advance, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4.  Funding Indemnification. If any payment (whether mandatory or
               -----------------------
optional) of a LIBOR Advance occurs on a date which is not the last day of the applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         3.5.  Taxes. (a) All payments by Borrower to or for the account of any
               -----
Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law, and (iv) Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

         (b) In addition, Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (c) Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten (10) Business Days after the date of this Agreement, (i) deliver to each of Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (e) For any period during which a Non-U.S. Lender has failed to provide Borrower with an appropriate form pursuant to clause (d) above, such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

       3.6.  Lender Statements; Survival of Indemnity. To the extent reasonably
             ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Revolving Loans to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to the Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Such written statement shall be sent by a Lender within ninety (90) days after such Lender could reasonably calculate the amount due under Sections 3.1, 3.2, 3.4 or 3.5; provided, however, that if a Lender fails to send such written statement within such ninety (90) day period, such Lender shall not be prohibited or restricted from collecting, and Borrower shall indemnify such Lender for, amounts due in respect of Sections 3.1,3.2, 3.4 or 3.5 for periods from and after the date ninety (90) days prior to the date that such Lender sends such written statement, but not for any prior periods. Determination of amounts payable under such Sections in connection with a Revolving Loan shall be calculated as though each Lender funded its Revolving Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the applicable rate to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement. The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   SECTION 4
                                   ---------

                             CONDITIONS PRECEDENT
                             --------------------

       4.1.  Initial Advance. The Lenders shall not be required to make the
             ---------------
initial Advance hereunder and NCB shall not be obligated to issue any Letter of Credit unless Borrower has furnished to the Agent, with sufficient copies for the Lenders, the following:

             (a) Copies, certified by the Secretary or Assistant Secretary of Borower and each Guarantor, of the certificate or articles of incorporation of Borrower and each Guarantor, together with all amendments, and a certificate of good standing or existence certified by the appropriate governmental officer in its jurisdiction of incorporation.

             (b) Copies, certified by the Secretary or Assistant Secretary of Borrower and each Guarantor, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

          (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of Borrower and each Guarantor, which shall identify by name and title and bear the signature of the officers of Borrower and each Guarantor authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed in writing of any change by Borrower or such Guarantor, as applicable.

          (d) A certificate, signed by the chief financial officer of Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

          (e) A written opinion of Borrower's and Guarantor's counsel, addressed to the Agent in the form approved by the Lenders.

          (f)  Notes payable to the order of each of the Lenders.

          (g) Written money transfer instructions, in substantially the form of Exhibit F hereto, addressed to the Agent and signed by an Authorized
     ---------
     Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (h)  The Guaranty, duly executed by each Guarantor.

          (i) Satisfactory return after search in accordance with the Uniform Commercial Code from the states of Indiana, Illinois and Ohio.

          (j)  The insurance certificate described in Section 5.19.

          (k)  An executed and completed Compliance Certificate.

          (l) The facility fees due and payable in accordance with Section 2.5 and the other fees due and payable in accordance with the Fee Letter.

          (m) Concurrently with the initial Advance under the Facilities, Borrower shall have prepaid and repaid all outstanding obligations for borrowed money under that certain Credit Agreement dated as of July 10, 1998, among Borrower and the lenders party thereto, except for reimbursement obligations owed in connection with existing outstanding letters of credit issued thereunder for the account of Borrower.

          (n) A Borrowing Base certificate, in a form approved by the Agent, executed by the chief financial officer of Borrower evidencing the Borrowing Base as of the date hereof.

               (o) Such other documents as the Agent or its counsel may have reasonably requested.

         4.2.  Each Advance. The Lenders shall not be required to make any
               ------------
Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), and NCB shall not be obligated to issue a Letter of Credit, unless on the applicable Borrowing Date or the proposed date of issuance of a Letter of Credit, as the case may be:

               (a) There exists no Default or Unmatured Default and no Default or Unmatured Default would result from the making of a requested Advance.

               (b) The representations and warranties contained in Section 5 are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

                                   SECTION 5
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         Borrower represents and warrants to the Lenders that:

         5.1.  Corporate Existence and Standing. Each of Borrower and its
               --------------------------------
Subsidiaries is a corporation duly incorporated, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2.  Authorization and Validity. Borrower has the corporate power and
               --------------------------
authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         5.3.  No Conflict; Government Consent.  Neither the execution and
               -------------------------------
delivery by Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any material indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         5.4.  Financial Statements.  The Financial Statements heretofore
               --------------------
delivered to the Lenders were prepared in accordance with GAAP in effect on the dates such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

         5.5.  No Material Adverse Change. Since May 27, 2000, there has been no
               --------------------------
change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6.  Taxes.  Borrower and its Subsidiaries have filed all United
               -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The United States income tax returns of Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December, 1995. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in all material respects.

         5.7.  Litigation and Contingent Obligations. Except as set forth on
               -------------------------------------
Schedule 5.7 hereto, no litigation, arbitration, governmental investigation,
------------
proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect or seeks to prevent, enjoin or delay the making of the Loans or Advances. Except as set forth on
Schedule 5.7 hereto, Borrower has no material contingent obligations not
------------
provided for or disclosed in the Financial Statements.

         5.8.  Subsidiaries.  Schedule 5.8 hereto contains an accurate list of
               ------------   ------------
all Subsidiaries of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.9.  ERISA. Each Plan complies in all material respects with all
               -----
applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, except with respect to each of the foregoing for noncompliance, occurrences, withdrawal, initiation or steps that could not reasonably be expected to have a Material Adverse Effect.

         5.10. Accuracy of Information. No information, exhibit or report
               -----------------------
furnished by Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U.  Margin stock (as defined in Regulation U)
               ------------
constitutes less than twenty-five percent (25%) of those assets of Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither Borrower nor any Subsidiary is a
               -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction the performance of or compliance with which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect, or (b) any agreement or instrument evidencing or governing Indebtedness exceeding Ten Million Dollars ($10,000,000).

         5.13. Compliance With Laws. Borrower and its Subsidiaries are in
               --------------------
compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Borrower and its Subsidiaries will have
               -----------------------
good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Financial Statements as owned by it, except for Property disposed of since the date of the Financial Statements in the ordinary course of business.

         5.15. Plan Assets; Prohibited Transactions. Borrower is not an entity
               ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); and neither the execution of this Agreement and the making of Loans hereunder do not give rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business,
               ---------------------
Borrower considers the effect of Environmental Laws on the business of Borrower and its Subsidiaries, in the course of which it identifies and evaluates potential risks and liabilities accruing to Borrower due to Environmental Laws. On the basis of this consideration, Borrower and its Subsidiaries are in compliance with all Environmental Laws, non-compliance with which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither Borrower nor any Subsidiary
               ----------------------
thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither Borrower nor any
               ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Insurance.  The certificate signed by the President or Chief
               ---------
Financial Officer of Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by Borrower with respect to itself and its Subsidiaries and that has been furnished by Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.20. Solvency. (a) Immediately following the making of each Loan, and
               --------
after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date thereof.

         (b) Borrower does not intend to, or intend to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   SECTION 6
                                   ---------

                                   COVENANTS
                                   ---------

         During the term of this Agreement and until the Obligations have been fully performed and paid in full, and so long as any Commitment is outstanding, unless the Required Lenders shall otherwise consent in writing:

         6.1.  Financial Reporting. Borrower will maintain, for itself and each
               -------------------
Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

               (a) Within ninety (90) days after the close of each of its fiscal years, financial statements of Borrower and its Subsidiaries certified by a firm of independent certified public accountants acceptable to the Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of income and retained earnings and a consolidated statement of cash flows, accompanied by (i) the unqualified opinion of such accountants that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as of the date thereof and the results of their consolidated operations and their cash flows for the fiscal year then ended, and (ii) a certificate of said accountants that, in the course of their examination necessary for the issuance of their opinion on the consolidated financial statements, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, which certificate shall be in substantially the form of Exhibit G hereto.
                                   ---------

               (b) Within forty-five (45) days after the close of the first three (3) quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income and retained earnings and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (c) Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit C hereto signed by its chief financial officer showing
                 ---------
         the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

               (d) Within twenty (20) days after the close of each fiscal quarter, a Borrowing Base certificate, in a form approved by the Agent, executed by the chief financial officer of Borrower evidencing the Borrowing Base as of the close of the immediately preceding fiscal quarter, showing the calculation thereof and the outstanding principal amount of the Facilities, and, if there exists any outstanding Advances, Borrower shall also furnish such Borrowing Base certificate within twenty (20) days after the end of each calendar month for the immediately preceding calendar month.

               (e) As soon as possible and in any event within ten (10) days after Borrower knows that any Reportable Event has occurred with respect to any Plan which could reasonably be expected to have a Material Adverse Effect, a statement, signed by the chief financial officer of Borrower, describing such Reportable Event and the action which Borrower proposes to take with respect thereto.

               (f) As soon as possible and in any event within ten (10) days after receipt by Borrower, a copy of (i) any notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries, which, in either case, could, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (g) Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports and proxy statements so furnished.

               (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

               (i) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2.  Use of Proceeds. Borrower will, and will cause each Subsidiary
               ---------------
to, use the proceeds of the Facilities solely for the purposes herein described. Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U). Further, no part of the proceeds of the Facilities will be used for any purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

         6.3.  Notice of Default. Borrower will, and will cause each Subsidiary
               -----------------
to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default known to Borrower and of any other development, financial or otherwise, known to Borrower which is reasonably likely to have a Material Adverse Effect.

         6.4.  Conduct of Business. Borrower will, and will cause each
               -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and in fields of enterprise reasonably related thereto and do all things necessary to remain duly incorporated, validly existing and, if applicable, in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which the failure to maintain such requisite authority could reasonably be expected to have a Material Adverse Effect.

         6.5.  Taxes. Borrower will, and will cause each Subsidiary to, timely
               -----
file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

         6.6.  Insurance. Borrower will, and will cause each Subsidiary to,
               ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to the Agent upon request full information as to the insurance carried.

         6.7.  Compliance with Laws. Borrower will, and will cause each
               --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, non-compliance with which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.8.  Maintenance of Properties. Borrower will, and will cause each
               -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9.  Inspection. Borrower will, and will cause each Subsidiary to,
               ----------
permit the Agent and the Lenders, by their respective representatives and agents, during normal business hours and upon reasonable notice, to inspect any of the Property, corporate books and financial records of Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of

Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         6.10. Dividends. At any time there then exists a Default or Unmatured
               ---------
Default or if a Default or Unmatured Default would be occasioned thereby, (a) Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock and except that any Subsidiary may declare and pay dividends or make distributions to Borrower), and (b) Borrower will not, nor will it permit any Subsidiary to, redeem, repurchase or otherwise acquire or retire any of its outstanding capital stock from any Person other than Borrower.

         6.11. Merger. Borrower will not, nor will it permit any Subsidiary to,
               ------
merge or consolidate with or into any other Person, except (a) that a Subsidiary may merge into Borrower or a Wholly-Owned Subsidiary, and (b) as permitted in
Section 6.13.

         6.12. Sale of Assets. Borrower will not, nor will it permit any
               --------------
Subsidiary to, lease, sell or otherwise dispose of its Property, or discount, with or without recourse, any of its accounts or notes receivable, except:

               (a) Sales of inventory and discounts of its accounts receivable in the ordinary course of business.

               (b)  Sale and Leaseback Transactions as permitted by Section
                    6.19.

               (c) Leases, sales or other dispositions of its Property (exclusive of Sale and Leaseback Transactions) that, together with all other Property of Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of Borrower and its Subsidiaries.

               (d) Leases, sales or other dispositions of its Property (exclusive of Sale and Leaseback Transactions) that exceed the limitation set forth in Section 6.12(c) above; provided, that (i) there then exists no Default or Unmatured Default and Borrower provides the Agent a satisfactory pro forma Compliance Certificate showing compliance with all financial covenants, and (ii) the aggregate Revolving Loan Commitments are reduced in accordance with Section 2.5 by an amount at least equal to the amount of such excess.

         6.13. Investments and Acquisitions. Borrower will not, nor will it
               ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or create any Subsidiary or become or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

               (a) Short-term obligations of, or fully guaranteed by, the United States of America.

               (b) Commercial paper rated A-1 or better by Standard and Poor's Ratings Services, a division of McGraw Hill Companies, Inc. or P-1 or better by Moody's Investors Service, Inc.

               (c) Demand deposit accounts maintained in the ordinary course of business.

               (d)  Certificates of deposit maturing within one hundred eighty
         (180) days issued by and time deposits maturing within one hundred eighty (180) days with commercial banks (whether domestic or foreign) having capital and surplus in excess of One Hundred Million Dollars ($100,000,000).

               (e) Short-term tax exempt securities rated BBB or better by S&P or Baa2 or better by Moody's.

               (f) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described on Schedule 6.13 hereto.
                                                          -------------

               (g) Other Investments (valued at cost) not exceeding seven and one-half percent (7-1/2%) of Consolidated Tangible Net Worth in the aggregate outstanding at any one time.

               (h) Borrower and its Subsidiaries may (i) create Subsidiaries having no material assets or operations, solely for the purpose of facilitating an Acquisition permitted hereunder, (ii) create (but not acquire except pursuant to Section 6.13(i) and (j)) Subsidiaries in substantially the same field of enterprise or in a reasonably related field of enterprise as currently conducted by Borrower and its Subsidiaries as determined in the reasonable judgment of the Agent, and
         (iii) create or acquire Subsidiaries pursuant to an Acquisition permitted pursuant to Section 6.13(i) and (j).

               (i) Acquisitions, provided (i) no Default or Unmatured Default has occurred and is continuing at the time of such Acquisition or will result or occur after consummation of such Acquisition, (ii) the entity or business acquired is in substantially the same field of enterprise or in a reasonably related field of enterprise as currently conducted by Borrower and its Subsidiaries as determined in the reasonable judgment of the Agent (including, without limitation, retail apparel enterprises, retail athletic related enterprises and retail footwear enterprises), (iii) the total purchase price (including the assumption of liabilities pursuant thereto) for all Acquisitions permitted pursuant to this Section 6.13(i) (including after giving effect to the subject Acquisition) consummated in any fiscal year of Borrower does not exceed Ten Million Dollars ($10,000,000), and (iv) in the event of a merger to which Borrower is a party, Borrower is the surviving entity.

               (j) Acquisitions that exceed or would exceed the purchase price limitations contained in Section 6.13(i)(iii), provided (i) no Default or Unmatured Default has occurred and is continuing at the time of such Acquisition, (ii) Borrower provides written evidence satisfactory to the Agent (which written evidence shall be promptly furnished by the Agent to the Lenders) that it is in compliance with the covenants contained in Section 6 both immediately before and after giving effect to consummation of the Acquisition, and further provides a satisfactory pro forma Compliance Certificate showing compliance with all financial covenants on a consolidated basis for Borrower, its Subsidiaries and the target business or entity to be acquired for the preceding 12-month period based solely on historical results, but after giving effect to the proposed terms of the Acquisition, (iii) the entity or business acquired is in substantially the same field of enterprise or in a reasonably related field of enterprise as currently conducted by Borrower and its Subsidiaries as determined in the reasonable judgment of the Agent (including, without limitation, retail apparel enterprises, retail athletic related enterprises and retail footwear enterprises), which determination by the Agent shall be made within five (5) Business Days after the Agent has received the information described in sub-paragraph (ii) above and a brief written description of the proposed Acquisition in reasonable detail, and (iv) in the event of a merger to which Borrower is a party, Borrower is the surviving entity.

               (k) Acquisitions that are not otherwise permitted pursuant to Sections 6.13(i)(ii) or (j)(iii), provided (i) no Default or Unmatured Default has occurred and is continuing at the time of such Acquisition or will result or occur after consummation of such Acquisition, (ii) the total purchase price (including the assumption of liabilities pursuant thereto) for all Acquisitions permitted pursuant to this
         Section 6.13(k) (including after giving effect to the subject Acquisition) consummated in any fiscal year of Borrower does not exceed Ten Million Dollars ($10,000,000) and (iii) in the event of a merger to which Borrower is a party, Borrower is the surviving entity.

Nothing contained in this Section 6.13 shall be deemed to restrict the Investments of any Plan.

         6.14. Liens. Borrower will not, nor will it permit any Subsidiary to,
               -----
create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any of its Subsidiaries, except:

               (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

               (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty
         (60) days past due, or are being contested in good faith by appropriate proceedings.

               (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

               (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or the Subsidiaries.

               (e) Liens securing aggregate outstanding Indebtedness of Borrower and its Subsidiaries not exceeding at any time an amount equal to five percent (5%) of Borrower's Consolidated Total Assets.

               (f) Purchase money Liens upon Property (other than current assets) created in the ordinary course of business encumbering only such Property acquired and the proceeds thereof, and securing only the purchase price thereof.

               (g) Purchase money Liens upon inventory created in the ordinary course of business encumbering only such inventory acquired and the Proceeds thereof, and securing only the purchase price thereof, provided, that the aggregate amount of such inventory subject to Liens at any time does not exceed ten percent (10%) of the consolidated inventory of Borrower and its Subsidiaries and the Indebtedness secured by such inventory is not outstanding more than ninety (90) days.

               (h)  Liens existing on the date hereof and described in Schedule
                                                                       --------
         6.14 hereto, including any extensions, renewals, replacements and
         ----
         modifications not increasing the principal balance of the Indebtedness secured thereby.

               (i) Liens assumed by Borrower securing Indebtedness assumed by Borrower in connection with an Acquisition as permitted by Section 6.13 and 6.11.

               (j) Liens arising from judgments in circumstances not constituting a Default under Section 7.9.

               (k) Any extensions, renewals, replacements and modifications of the foregoing permitted Liens (other than the Liens permitted pursuant to Section 6.14(g)) so long as the principal balance of the Indebtedness secured thereby is not increased.

         6.15. Indebtedness.  Borrower will not, nor will it permit any
               ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness except: (a) Indebtedness to the Lenders pursuant to the Loan Documents, (b) that in existence on the date hereof and disclosed in the Financial Statements, including any extensions, renewals, replacements and modifications not increasing the principal balance thereof, (c) Indebtedness of Borrower and its Subsidiaries secured by a Lien permitted under

Section 6.14, (d) Subordinated Indebtedness of Borrower to any Wholly-Owned Subsidiary of Borrower that is a guarantor of the Obligations, (e) Indebtedness of a Subsidiary to Borrower permitted pursuant to Section 6.13, (f) unsecured Indebtedness of Borrower and its Subsidiaries not exceeding in the aggregate ten percent (10%) of Borrower's Consolidated Total Assets outstanding at any time,
(g) outstanding letters of credit existing as of the date hereof issued for the account of Borrower, provided such letters of credit are not renewed or extended beyond their existing expiry dates, and (h) except as otherwise provided herein, any extensions, renewals, replacements and modifications of the foregoing permitted Indebtedness not increasing the principal balance thereof.

         6.16. Capital Expenditures. Borrower will not, nor will it permit any
               --------------------
Subsidiary to, expend in the aggregate for Borrower and its Subsidiaries on a non-cumulative basis for Capital Expenditures in excess of (a) Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) during the fiscal year ending 2001, (b) Thirty Million Two Hundred Fifty Thousand Dollars ($30,250,000) during the fiscal year ending 2002, (c) Thirty-Three Million Two Hundred Seventy-Five Thousand Dollars ($33,275,000) during the fiscal year ending 2003, and Thirty-Six Million Six Hundred Two Thousand Five Hundred Dollars ($36,602,500) during the fiscal year ending 2004.

         6.17. Consolidated Tangible Net Worth. Borrower will at all times
               -------------------------------
maintain its Consolidated Tangible Net Worth at not less than Two Hundred Eleven Million Dollars ($211,000,000) as of August 26, 2000, and thereafter increasing effective as of the last day of each subsequent fiscal quarter of Borrower by an amount equal to (a) fifty percent (50%) of Consolidated Net Income (without reduction for any net losses) for such fiscal quarter, plus (b) eighty percent
                                                       ----
(80%) of the proceeds (net of reasonable and customary brokerage commissions, underwriting fees and discounts, and legal fees, finder's fees and other similar fees and commissions incurred in connection therewith) received in such quarter from any equity offerings (whether private or public) which adds to stockholder's equity (exclusive of proceeds received with respect to the issuance or exercise of any warrants, rights or options to acquire shares of capital stock).

         6.18. Leverage Ratio. Borrower will maintain its Leverage Ratio of not
               --------------
greater than 4.0 to 1.0 as of the last day of each fiscal quarter of Borrower.

         6.19. Sale and Leaseback. Borrower will not, nor will it permit any
               ------------------
Subsidiary to, enter into any Sale and Leaseback Transaction which, when combined with all other Sale and Leaseback Transactions entered into by Borrower and its Subsidiaries at any one time, would result in the aggregate sale proceeds to exceed a Substantial Portion.

         6.20. Restrictive Agreements. Borrower will not, nor will it permit
               ----------------------
any Subsidiary to, enter into any agreement prohibiting (a) the creation or assumption of any Lien upon its Property, except for provisions contained in documents evidencing Liens permitted under Sections 6.14(e), (f), (g), (h) and
(i) that restrict the ability to further encumber the Property secured thereby,
(b) the ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document, or (c) the ability of any Subsidiary to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to Borrower.

         6.21. New Guarantors. Borrower will cause each new Subsidiary (other
               --------------
than a Subsidiary organized or incorporated outside the United States of America), whether hereafter created or acquired by Borrower or a Subsidiary pursuant to Section 6.13, to execute and deliver to the Agent a Guaranty. Such Guaranty shall be executed and delivered within thirty (30) days of the initial capitalization or Acquisition of such Subsidiary but in any event not later than the date Borrower obtains an Advance hereunder to be used in connection with, or related to, such capitalization or Acquisition or otherwise used in connection with such new Subsidiary's business. With delivery to the Agent of such Guaranty, Borrower shall also furnish, or cause to be furnished, to the Agent
(a) copies of the certificate or articles of incorporation of such Guarantor, together with all amendments, and a certificate of good standing or existence, both certified by the appropriate governmental officer in its jurisdiction of incorporation; (b) copies, certified by the Secretary or Assistant Secretary of such Guarantor, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the execution of the Guaranty; (c) an incumbency certificate, executed by the Secretary or Assistant Secretary of such Guarantor, which shall identify by name and title and bear the signature of the officers of such Guarantor authorized to sign the Guaranty; and (d) a favorable written opinion of such Guarantor's counsel, addressed to the Agent in a form acceptable to the Agent, opining (i) as to such Guarantor's existence, (ii) as to such Guarantor's authorization to execute the Guaranty, (iii) as to the enforceability of the Guaranty, and (iv) that the execution and performance of the Guaranty will not conflict with or result in a breach under any material contract, indenture, instrument or other agreement by which such Guarantor is bound or to which it is party.

         6.22. Affiliates. Except for agreements and transactions with Spike's
               ----------
Holding, Inc., Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.23. Accounting Policies. Borrower will not, and will not permit any
               -------------------
Subsidiary to, change its fiscal year or any of its significant accounting policies, except to the extent necessary to comply with GAAP.

         6.24. Subordinated Indebtedness. Borrower will not, and will not permit
               -------------------------
any Subsidiary to, make any amendment or modification to any indenture, note or other agreement evidencing or governing any Subordinated Indebtedness without the written consent of the Agent, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

                                   SECTION 7
                                   ---------

                                   DEFAULTS
                                   --------

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any facility fee or other obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         7.3.  The breach by Borrower of any of the terms or provisions of
Section 6.1(e)-(i), 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17,
6.18, 6.19, 6.20, 6.21, 6.22, 6.23 or 6.24; or the breach by Borrower of Section
6.1(a), (b), (c) or (d) which is not remedied within five (5) days of the breach thereof.

         7.4. The breach by Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

         7.5. Failure of Borrower or any of its Subsidiaries to pay when due (after giving effect to any grace periods) any Indebtedness having an outstanding principal balance, singly or in the aggregate, in excess of Ten Million Dollars ($10,000,000) ("Material Indebtedness"); or the breach by Borrower or any of its Subsidiaries of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, which constitutes a default thereunder, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of Borrower and its Subsidiaries which, when taken together with all other Property of Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

         7.9. Borrower or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of Ten Million Dollars ($10,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate Ten Million Dollars ($10,000,000), or any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

         7.11. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds Ten Million Dollars ($10,000,000).

         7.12. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and such reorganization or termination could reasonably be expected to have a Material Adverse Effect.

         7.13. Any Change in Control shall occur.

         7.14. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.15. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

                                   SECTION 8
                                   ---------

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

         8.1.  Acceleration. If any Default described in Section 7.6 or 7.7
               ------------
occurs with respect to Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

         If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

         8.2.  Amendments. Subject to the provisions of this Section 8, the
               ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions of the Loan Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default hereunder, provided, however, that no such supplemental agreement shall,
                   --------  -------
without the consent of each Lender affected thereby:

               (a) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

               (b) Reduce the percentage specified in the definition of Required Lenders.

               (c) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under
         Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit Borrower to assign its rights under this Agreement.

               (d)  Amend this Section 8.2.

               (e)  Release any Guarantor of any Advance.

     No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3.  Preservation of Rights. No delay or omission of the Lenders or
               ----------------------
the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Required Lenders or each of the affected Lenders as required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   SECTION 9
                                   ---------

                              GENERAL PROVISIONS
                              ------------------

         9.1.  Survival of Representations. All representations and warranties
               ---------------------------
of Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated until full, final and irrevocable payment and satisfaction of the Obligations (except as otherwise expressly provided herein).

         9.2.  Governmental Regulation. Anything contained in this Agreement to
               -----------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3.  Headings. Section headings in the Loan Documents are for
               --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4.  Entire Agreement. The Loan Documents embody the entire agreement
               ----------------
and understanding among Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among Borrower, the Agent and the Lenders relating to the subject matter thereof.

         9.5.  Several Obligations; Benefits of this Agreement. The respective
               -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties
                                         --------  -------
hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.9 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.  Expenses; Indemnification. Borrower shall reimburse the Agent and
               -------------------------
the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Facilities and/or the Loan Documents, subject to any limitations set forth in the Fee Letter. Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Notwithstanding the foregoing, Borrower shall not be required to reimburse the Agent, the Arranger or any Lender for both of such Person's outside attorneys' fees and time charges of attorneys that are employees of such Person to the extent such fees are incurred in connection with the same services rendered for such Person. Expenses being reimbursed by Borrower under this Section include, without limitation, reasonable costs and expenses incurred in connection with audit and inspection reports prepared by, and/or furnished to, the Lenders pursuant to the terms of this Agreement. Borrower further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Borrower under this Section shall survive the termination of this Agreement.

         9.7.  Numbers of Documents. All statements, notices, closing documents,
               --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8.  Severability of Provisions. Any provision in any Loan Document
               --------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.9.  Relationship of Parties; Mutual Release of Consequential Damages.
               ----------------------------------------------------------------
The relationship between Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations. Neither the Agent, the Arranger, any Lender nor Borrower shall have any liability with respect to, and Borrower, each Lender, the Arranger and the Agent hereby waives, releases and agrees not to sue for, any special or consequential damages suffered by it in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.10. Confidentiality. The Agent and each Lender agrees to hold any
               ---------------
confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for (a) confidential disclosure to its Affiliates and to other Lenders and their respective Affiliates, (b) confidential disclosure to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) required disclosure to regulatory officials, (d) disclosure to any Person as required by law, regulation, or legal process, (e) required disclosure to any Person in connection with any legal proceeding to which that Lender is a party, and (f) disclosure as permitted by Section 12.4.

         9.11. Nonreliance. Each Lender hereby represents that it is not relying
               -----------
on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                                  SECTION 10
                                  ----------

                                   THE AGENT
                                   ---------

         10.1. Appointment; Nature of Relationship. National City Bank of
               -----------------------------------
Indiana is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Section 10. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code, and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under
               -------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors,
               ----------------
officers, agents or employees shall be liable to Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor
               ------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered solely to the Agent, (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any guarantor of any of the Obligations or of any of Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Agent at such time, but is voluntarily furnished by Borrower to the Agent (either in its capacity as Agent or in its individual capacity), provided, however, upon a
                                                  --------  -------
Lender's request for information furnished by Borrower to the Agent in its capacity as Agent hereunder, the Agent shall provide a copy of such information promptly to such Lender.

         10.5. Action on Instructions of Lenders. The Agent shall in all cases
               ---------------------------------
be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or by each of the affected Lenders pursuant to Section 8.2, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or by each of the affected Lenders pursuant to Section 8.2, as applicable. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of
               --------------------------------
its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to
               ------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to
               -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Facilities and/or Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Facilities and/or the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9.  Notice of Default. The Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the
                ------------------
Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has,
                ----------------------
independently and without reliance upon the Agent, the Arranger or any other Lender and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving
                ---------------
written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the

Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Section 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent's Fee. Borrower agrees to pay the Agent, for its own
                -----------
account, the fees agreed to by Borrower and the Agent pursuant to the Fee Letter, or as otherwise agreed from time to time by Borrower and the Agent.

         10.14. Delegation to Affiliates. Borrower and the Lenders agree that
                ------------------------
the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Sections 9 and 10.

                                  SECTION 11
                                  ----------

                           SET OFF; RATABLE PAYMENTS
                           -------------------------

         11.1.  Set off. In addition to, and without limitation of, any rights
                -------
of the Lenders under applicable law, if any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by set off or otherwise,
               ----------------
has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender in terms of its Pro Rata Share, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans after taking into effect the aforementioned payment and purchase. If any Lender, whether in connection with set off or amounts which might be subject to set off or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  SECTION 12
                                  ----------

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

         12.1. Successors and Assigns. The terms and provisions of the Loan
               ----------------------
Documents shall be binding upon and inure to the benefit of Borrower, the Lenders and the Agent and their respective successors and assigns, except that
(a) Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, provided, however, that no such assignment to a Federal Reserve
              --------  -------
Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2. Participations.
               --------------

               12.2.1 Permitted Participants; Effect. Any Lender may, in the
                      ------------------------------
         ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

               12.2.2. Voting Rights. Each Lender shall retain the sole right to
                       -------------
         approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

               12.2.3. Benefit of Set off. Borrower agrees that each Participant
                       ------------------
         shall be deemed to have the right of set off provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set off provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of set off provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of set off, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3. Assignments.
               -----------

               12.3.1. Permitted Assignments. Any Lender may, in the ordinary
                       ---------------------
         course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Any assignment pursuant to this Section 12.3.1 shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to
                     ---------
         by the parties thereto. The written consent of Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not (a) a Lender, (b) an Affiliate of a Lender, which such Affiliate is organized under the laws of the United States or any state thereof, or (c) an Affiliate of a Lender, which such Affiliate has a Lending Installation in the United States, provided, however, that if a Default has occurred and is continuing,
         --------  -------
         the consent of Borrower shall not be required. Such consents shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (y) Five Million Dollars ($5,000,000), or (z) the remaining amount of the assigning Lender's Commitment (calculated as of the date of such assignment).

               12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of
                       ----------------------
         a notice of assignment, substantially in the form of Exhibit I to
                                                              ---------
         Exhibit E hereto (a "Notice of Assignment"), together with any consents
         ---------
         required by Section 12.3.1, and (b) payment of a Three Thousand Five Hundred Dollar ($3,500) fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
         Section 12.3.2, the transferor Lender, the Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. Subject to Section 9.10, Borrower
               ----------------------------
authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries, including, without limitation, any information contained in any audit and inspection reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10.

         12.5. Tax Treatment. If any interest in any Loan Document is
               -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

         12.6. Replacement of Lenders. Upon a Lender charging to Borrower
               ----------------------
increased costs in excess of those being generally charged by the other Lenders, Borrower shall have the right, in accordance with the requirements of Section 12.3, if no Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with an Eligible Assignee or Eligible Assignees (collectively, the "Replacement Lender"), reasonably acceptable to the Agent, provided that at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to which the Replacement Lender shall acquire all the Commitments and outstanding Loans of, and in each case participation in Letters of Credit by, the Replaced Lender and, in connection therewith, shall, together with Borrower, pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (b) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender, and (c) all Obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

                                  SECTION 13
                                  ----------

                                    NOTICES
                                    -------

         13.1. Notices. Except as otherwise permitted by Section 2.13 with
               -------
respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth on Schedule 1 hereto, or (c) in the case
                                         ----------
of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Section 2 shall not be
                 --------
effective until received.

         13.2. Change of Address. Borrower, the Agent and any Lender may each
               -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  SECTION 14
                                  ----------

                                 COUNTERPARTS
                                 ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  SECTION 15
                                  ----------

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
         ------------------------------------------------------------

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
               -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO
               -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR INDIANA STATE COURT SITTING IN INDIANAPOLIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN INDIANAPOLIS, INDIANA.

         15.3. WAIVER OF JURY TRIAL. BORROWER, THE AGENT AND EACH LENDER HEREBY
               --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                     [THIS SPACE LEFT INTENTIONALLY BLANK]

                               SIGNATURE PAGE OF
                             THE FINISH LINE, INC.
                                      TO
                               CREDIT AGREEMENT



                                   THE FINISH LINE, INC.



                                   By:  /s/ Gary D. Cohen
                                      ------------------------------------------
                                      Gary D. Cohen, Executive Vice President,
                                      General Counsel and Secretary


Address:
3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
Attention: Steven J. Schneider
Facsimile: 317-895-2884

                               SIGNATURE PAGE OF
                         NATIONAL CITY BANK OF INDIANA
                                      TO
                               CREDIT AGREEMENT




                                             NATIONAL CITY BANK OF INDIANA,
                                             individually and as Agent



                                             By:  /s/ William E. Kennedy
                                                --------------------------------

                                             Its:      V.P.
                                                 -------------------------------


One National City Center
Suite 200 East
Indianapolis, Indiana 46255
Attention: William E. Kennedy
Facsimile: 317-267-6249

                               SIGNATURE PAGE OF
                   UNION PLANTERS BANK, NATIONAL ASSOCIATION
                                      TO
                               CREDIT AGREEMENT


                                             UNION PLANTERS BANK, NATIONAL
                                             ASSOCIATION


                                             By:  /s/ David W. O'Neal
                                                --------------------------------

                                             Its:      VP
                                                 -------------------------------


One Indiana Square, Suite 227
Indianapolis, Indiana 46204
Attention: David W. O'Neal
Facsimile: 317-221-6120

                               SIGNATURE PAGE OF
                              FIRSTAR BANK, N.A.
                                      TO
                               CREDIT AGREEMENT



                                             FIRSTAR BANK, N.A.



                                             By:  /s/ C A Black
                                                --------------------------------

                                             Its:  Senior Vice President
                                                 -------------------------------



10 West Market Street, 4th Floor
Indianapolis, Indiana 46204
Attention: Christopher A. Black
Facsimile: 317-464-5249

                               SIGNATURE PAGE OF
                          THE NORTHERN TRUST COMPANY
                                      TO
                               CREDIT AGREEMENT




                                             THE NORTHERN TRUST COMPANY




                                             By:  /s/ Candelario Martinez
                                                --------------------------------

                                             Its:      Vice President
                                                 -------------------------------

50 South LaSalle Street
Chicago, Illinois 60675
Attention: Candelario Martinez
Facsimile: 312-444-7028

                               SIGNATURE PAGE OF
                      LASALLE BANK, NATIONAL ASSOCIATION
                                      TO
                               CREDIT AGREEMENT



                                             LASALLE BANK NATIONAL
                                             ASSOCIATION



                                             By:  /s/ William H. Lutes
                                                --------------------------------

                                             Its:      VP
                                                 -------------------------------


One American Square, Suite 1600
Indianapolis, Indiana 46204
Attention: William H. Lutes
Facsimile: 317-756-7021

                              Schedule 1-Lenders
                              ------------------

     Lenders
     and Addresses                                          Revolving Loan Commitments
     -------------                                          --------------------------
     National City Bank of Indiana                          $20,000,000
     One National City Center
     Suite 200 East
     Indianapolis, Indiana 46255
     Attn: William E. Kennedy
     Fax: 317-267-6249

     Union Planters Bank, National Association              $10,000,000
     One Indiana Square, Suite 227
     Indianapolis, Indiana 46204
     Attn: David W. O'Neal
     Fax: 317-221-6120

     Firstar Bank, N.A.                                     $10,000,000
     10 West Market Street, 4th Floor
     Indianapolis, Indiana 46204
     Attn: Christopher A. Black
     Fax: 317-464-5249

     The Northern Trust Company                             $10,000,000
     50 South LaSalle Street
     Chicago, Illinois 60675
     Attn: Candelario Martinez
     Fax: 312-444-7028

     LaSalle Bank National Association                      $10,000,000
     One American Square, Suite 1600
     Indianapolis, Indiana 46204
     Attn: William H. Lutes
     Fax: 317-756-7021
                                                            ------------
                                                            $60,000,000

                                 Schedule 5.7
                                 ------------

                                Litigation and
                            Contingent Obligations
                            ----------------------


                                     None

                                 Schedule 5.8
                                 ------------

                                 Subsidiaries
                                 ------------


Name                               Jurisdiction               Ownership %
----                               ------------               -----------


Spike's Holding, Inc.              Delaware                       100%

                                 Schedule 6.13
                                 -------------

                          Other Existing Investments
                          ---------------------------

                                     None

                                 Schedule 6.14
                                 -------------

                                     Liens
                                     -----

                                     None

                                   EXHIBIT A
                                   ---------

                             REVOLVING CREDIT NOTE
                             ---------------------


$ __________________                                    Date: September 20, 2000
                                                        Indianapolis, Indiana

     FOR VALUE RECEIVED, THE FINISH LINE, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), or its assigns, at the main office of NATIONAL CITY BANK OF INDIANA (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the lesser of (a) principal sum of _________________________Dollars ($ __________), or (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2 of the Agreement, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date, and shall make such mandatory payments as are required to be made under the terms of Section 2 of the Agreement.

     The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan under this Note and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender, and National City Bank of Indiana, as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid


================================================================================
Page 1 of a Note containing Two Pages, dated September 20, 2000 from THE FINISH LINE, INC. to ________________________.

interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in Section 2.11 of the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

    Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

    Notice of acceptance of this Note by the Lender is hereby waived.

    BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.

    IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                                             THE FINISH LINE, INC.

                                             By: _________________________

                                             Its: ________________________


================================================================================
Page 2 of a Note containing Two Pages, dated September 20, 2000 from THE FINISH LINE, INC. to ________________________.

                          SCHEDULE OF REVOLVING LOANS
                          ---------------------------
                           AND PAYMENTS OF PRINCIPAL
                           -------------------------

BORROWER:       THE FINISH LINE, INC.

NOTE DATED:     SEPTEMBER 20, 2000


        Principal             Maturity
          Amount     Type    of Interest      Amount of     Unpaid
Date     of Loan   of Loan     Period     Principal Repaid  Balance   Maturity
----     -------   -------     ------     ----------------  -------   --------

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                   EXHIBIT B
                                   ---------


                                  CREDIT NOTE
                                  -----------
                                  (Swingline)


$5,000,000.00                                         Dated: September 20, 2000
                                                      Indianapolis, Indiana

     FOR VALUE RECEIVED, THE FINISH LINE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONAL CITY BANK OF INDIANA, a national banking association ("NCB"), or its assigns, at its principal office at Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000), or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement (hereinafter defined). The Borrower shall pay the principal and accrued and unpaid interest on this Note in full on the Facility Termination Date, and shall make such mandatory payments as are required to be made under the terms of
Section 2 of the Agreement.

     NCB shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance under this Note and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement of even date herewith among Borrower, the lenders party thereto, and NCB, individually and as Agent (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as herein provided, when due, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior


================================================================================
Page 1 of a Note containing Two Pages, dated September 20, 2000 from THE FINISH LINE, INC. to NATIONAL CITY BANK OF INDIANA to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in Section 2.11 of the Agreement, shall, at the election of NCB (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

     Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note by NCB is hereby waived.

     BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR NCB. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY NCB EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER AND NCB.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                                   THE FINISH LINE, INC., a Delaware corporation

                                   By: _______________________________________
                                       Gary D. Cohen, Executive Vice President
                                       and General Counsel


================================================================================
Page 2 of a Note containing Two Pages, dated September 20, 2000 from THE FINISH LINE, INC. to NATIONAL CITY BANK OF INDIANA

                     SCHEDULE OF ADVANCES UNDER SWINGLINE
                     ------------------------------------
                           AND PAYMENTS OF PRINCIPAL
                           -------------------------


BORROWER:       THE FINISH LINE, INC.

NOTE DATED:     SEPTEMBER 20, 2000


       Principal                Maturity
        Amount        Type     of Interest      Amount of      Unpaid
Date  of Advance   of Advance    Period     Principal Repaid  Balance  Maturity
----  ----------   ----------    ------     ----------------  -------  --------

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                   EXHIBIT C
                                   ---------


                            COMPLIANCE CERTIFICATE

To:  The Lenders Parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of September 20, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among THE FINISH LINE, INC. (the "Borrower"), the Lenders party thereto and National City Bank of Indiana, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected ___________________________ of Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

     4.  Schedule I attached hereto sets forth financial data and computations
         ----------
evidencing Borrower's compliance with Sections 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 and 6.19 of the Agreement, all of which data (in all material respects) and such computations are true, complete and correct;

     5.  Schedule II attached hereto sets forth the determination of the
         -----------
Applicable Facility Fee and the Applicable Margin to be effective on the fifth
(5th) Business Day following the delivery hereof;

     6.  Schedule III attached hereto sets forth the various reports and
         ------------
deliveries which are required under the Credit Agreement and the other Loan Documents and the status of compliance; and

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

                   _________________________________________
                   _________________________________________
                   _________________________________________

     The foregoing certifications, together with the computations set forth in
Schedule I and Schedule II hereto and the financial statements delivered with
----------     -----------
this Certificate in support hereof, are made and delivered this ___day of ______, ____.

                                          THE FINISH LINE, INC.


                                          By: ________________________________
                                              Steven J. Schneider,
                                              Executive Vice President-Finance

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of _________,_____ with
                         Provisions of ___ and ___ of
                                 the Agreement

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

                 Determination of the Applicable Facility Fee
                           and the Applicable Margin

                    SCHEDULE III TO COMPLIANCE CERTIFICATE

                            Reports and Deliveries

                                   EXHIBIT D
                                   ---------

                              SUBSIDIARY GUARANTY


     THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the ___day of______________ , by the undersigned (collectively, the "Subsidiary Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement referred to below;


                                  WITNESSETH:

     WHEREAS, THE FINISH LINE, INC., a Delaware corporation (the "Principal"), and NATIONAL CITY BANK OF INDIANA, a national banking association, as Agent (the "Agent"), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of September 20, 2000 (as the same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

     WHEREAS, it is a requirement under the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 10 hereof, of all principal, interest and other amounts that shall be at any time payable by the Principal under the Credit Agreement, the Notes and the other Loan Documents; and

     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders to make Loans under the Credit Agreement, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, the Notes, and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  Definitions.  Terms defined in the Credit Agreement and not
                 -----------
otherwise defined herein have, as used herein, the respective meanings provided for therein.

     SECTION 2.01 Representations and Warranties. Each of the Subsidiary
                  ------------------------------
Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Advance under the Credit Agreement) that:

          (a) it (i) is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions where failure so to qualify could reasonably be expected to have a Material Adverse Effect.

          (b) it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

          (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, or require any consent under, (i) its articles or certificate of incorporation or by-laws or any applicable law or regulation; (ii) any order, writ, injunction or decree of Governmental Authority, (iii) any other agreement or instrument to which it is a party or by which it is bound or to which it is subject, the breach or default of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (iv) result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

     SECTION 2.02 Covenants. Each of the Subsidiary Guarantors covenants that,
                  ---------
so long as any Lender has any Commitment outstanding under the Credit Agreement or any Obligation payable under the Credit Agreement or any Note shall remain unpaid, that it will not take any action that would result in a violation by the Principal of the covenants and agreements set forth in the Credit Agreement.

     SECTION 3. The Guaranty. Subject to Section 10 hereof, each of the
                ------------
Subsidiary Guarantors hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise but giving effect to any applicable notice or grace period) of the principal of and interest on each Note issued by the Principal pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Principal under the Credit Agreement and the other Loan Documents including, without limitation, the Obligations (all of the foregoing, subject to the provisions of Section 10 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be, it being agreed and acknowledged by each Subsidiary Guarantor that this Guaranty constitutes a guaranty of payment (and not collection), and that it shall not be necessary for the Agent or any Lender to exercise any remedies against the Principal or any other Person as a condition to a demand for payment under this Guaranty.

     SECTION 4. Guaranty Unconditional. Subject to Section 10 hereof, the
                ----------------------
obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principal under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

     (b) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

     (c) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any security agreement, any Loan Document, or any obligations of any other guarantor of any of the Obligations;

     (d) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Obligations;

     (e) the existence of any claim, setoff or other rights which any of the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

     (f) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, the Notes, or any other Loan Document; or

     (g) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

     SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain
                -------------------------------------------------------------
Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall
-------------
remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6. Waiver of Notice. Each of the Subsidiary Guarantors irrevocably
                ----------------
waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of the Obligations, or any other Person.

     SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not
                -----------
to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are paid in full and any commitment to lend or issue Letters of Credit under the Credit Agreement and other Loan Documents is terminated.

     SECTION 8. Stay of Acceleration. If acceleration of the time for payment of
                --------------------
any amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

     SECTION 9. Other Guarantors: The obligations under this Guaranty shall be
                ----------------
joint and several. In addition, each Subsidiary Guarantor shall be jointly and severally liable with any other guarantor of the Guaranteed Obligations. If the Required Lenders or the Agent elect to enforce their rights against less than all guarantors of the Guaranteed Obligations, that election shall not release any Subsidiary Guarantor from its obligations under this Guaranty.

     SECTION 10. Limitation on Obligations. (a) It is the intention of each of
                 -------------------------
the Subsidiary Guarantors and the Lenders that the obligations of each Subsidiary Guarantor hereunder shall be in, but not in excess of, as of any date, the maximum amount (such amount being the Subsidiary Guarantor's "Maximum Liability") not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (collectively, the "Bankruptcy Code"). To that end, but as to the Maximum Liability of the Subsidiary Guarantors, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if the Subsidiary Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Subsidiary Guarantor insolvent, or leave the Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause the Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code. This Section 10(a) with respect to the Maximum Liability of each Subsidiary Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, and neither any Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 10(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of such Subsidiary Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.

     (b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 10(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

     (c) In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 10 (c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 10(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     SECTION 11. Subordination of Certain Indebtedness.
                 -------------------------------------

     (a) As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of the Principal to any Subsidiary Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of the Principal thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Subsidiary Guarantor. The Guarantor Claims shall include without limitation all rights and claims of each Subsidiary Guarantor against the Principal (arising as a result of subrogation or otherwise ) as a result of any Subsidiary Guarantor's payment of all or a portion of the Guaranteed Debt. Until the Guaranteed Obligations shall be paid and satisfied in full and the Subsidiary Guarantors shall have performed all of their obligations hereunder, if an Unmatured Default or Default exists or would be occasioned thereby, then the Subsidiary Guarantors shall not receive or collect, directly or indirectly, from the Principal or any other party any amount upon the Guarantor Claims.

     (b) In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving the Principal as debtor, the Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee, or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Subsidiary Guarantor hereby assigns such dividends and payments to the Agent. Should the Agent receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Subsidiary Guarantor, and which, as between the Principal and such Subsidiary Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to the Agent in full of the Guaranteed Obligations, such Subsidiary Guarantor shall become subrogated to the rights of the Agent to the extent that such payments to the Agent on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Agent had not received dividends or payments upon the Guarantor Claims.

     (c) In the event that, notwithstanding paragraphs (a) and (b) above, any Subsidiary Guarantor should receive any funds, payment, claim, or distribution which is prohibited by such paragraphs, such Subsidiary Guarantor agrees to hold in trust for the Agent, in kind, all funds, payments, claims, or distributions so received, and agrees that it shall have absolutely no dominion over such funds, payments, claims, or distributions so received except to pay them promptly to the Agent, for the benefit of the Lenders, and such Subsidiary Guarantor covenants promptly to pay the same to the Agent, for the benefit of the Lenders.

     (d) Each Subsidiary Guarantor agrees that any liens, security interest, judgment liens, charges, or other encumbrances upon the Principal's assets securing payment of the Guarantor

Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges, or other encumbrances upon the Principal's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor or the Agent presently exists or are hereafter created or attach. Without the prior written consent of the Agent, no Subsidiary Guarantor shall (a) exercise or enforce any creditor's right it may have against the Principal, or (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments, or other encumbrances on assets of the Principal held by any Subsidiary Guarantor.

     (e) All promissory notes, accounts receivable ledgers, or other evidences of the Guarantor Claims accepted by or held by each Subsidiary Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

     (f) As to its Guarantor claims, each Subsidiary Guarantor represents to the Agent and the Lenders that (i) it is the sole holder of the Guarantor Claims with full power to make the subordinations set forth in this Guaranty, and (ii) it has not made or permitted any assignment or transfer, as collateral or otherwise, of its Guarantor Claims, any instrument evidencing the Guarantor Claims, or any collateral therefor, and it shall not do so as long as this Guaranty remains in effect.

     SECTION 12. Notices. All notices, requests and other communications to any
                 -------
party hereunder shall be given or made by telecopier or other writing and telecopied, mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 13 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier and confirmation of receipt is received, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

     SECTION 13. No Waivers. No failure or delay by the Agent or any Lenders in
                 ----------
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the
                 ----------------------
Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

     SECTION 15. Changes in Writing. Neither this Guaranty nor any provision
                 ------------------
hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders.

     SECTION 16. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                 ---------------------------------------------------------
TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
-----
LAW OF THE STATE OF INDIANA. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA AND OF ANY INDIANA STATE COURT SITTING IN INDIANAPOLIS, INDIANA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 17. Taxes. etc. All payments required to be made by any of the
                 ----------
Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any and all Taxes, provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction, such Subsidiary Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction been made.

     IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.


                                             __________________________


                                             By:________________________________

                                             Its:_______________________________

Address:

____________________
____________________
____________________
Attention:
Facsimile:____________

                                   EXHIBIT E
                                   ---------

                             ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "Assignment Agreement") between __________ (the "Assignor") and ___________ (the "Assignee") is dated as of _________, ___. The parties hereto agree as follows:

     1.   PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement
          ---------------------
(which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2.   ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to
          -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3.   EFFECTIVE DATE.  The effective date of this Assignment Agreement (the
          -----------------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4.   PAYMENTS OBLIGATIONS.  On and after the Effective Date, the Assignee
          --------------------
shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all ABR Loans assigned to the Assignee hereunder, and
(b) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the LIBOR Interest Period therefor, or (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such LIBOR Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing LIBOR Interest Period applicable to such LIBOR Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by Borrower with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any LIBOR Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the LIBOR Interest Period applicable to such LIBOR Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (y) any principal payments received from the Agent with respect to LIBOR Loans prior to the Payment Date, and (z) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of ABR Loans or fees, or the Payment Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5.   FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the Assignor
          ----------------------------
a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (a) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder, and (b) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was _ of 1% less than the interest rate paid by Borrower or if the facility fee was _ of 1% less than the facility fee paid by Borrower, as applicable. In addition, the Assignee agrees to pay _% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6.   REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
          --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7.   REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (a) confirms that it
          -------------------------------
has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,(g) confirms that it is an Eligible Assignee, [and
(h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**


**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     8.   INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor
          ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9.   SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall
          ----------------------
have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10.  REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the
          ----------------------------------
aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11.  ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice
          ----------------
of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12.  GOVERNING LAW.  This Assignment Agreement shall be governed by the
          -------------
internal law, and not the law of conflicts, of the State of Indiana.

     13.  NOTICES.  Notices shall be given under this Assignment Agreement in
          -------
the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                                         "ASSIGNOR"

                                             ___________________________________


                                             By:________________________________

                                             Title:_____________________________


                                                         "ASSIGNEE"


                                             ___________________________________


                                             By:________________________________

                                             Title:_____________________________

                                  SCHEDULE 1
                            to Assignment Agreement

1.   Description and Date of Credit Agreement:

2.   Date of Assignment Agreement: _____________, ________

3.   Amounts (As of date of Item 2 above):

                                                  Revolving Credit Loans
                                                  ----------------------
     a.   Total of Commitments
          (Loans)* under
          Credit Agreement                        $_____________________

     b.   Assignee's Percentage
          of each Facility purchased
          under the Assignment
          Agreement**                             ____%

     c.   Amount of Assigned Share in
          each Facility purchased under
          the Assignment
          Agreement                               $_____________________

4.   Assignee's Aggregate (Loan
     Amount)** Commitment Amount
     Purchased Hereunder:                         $_____________________

5.   Proposed Effective Date:                     ______________________


Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By:__________________                        By:__________________

Title:_________________                      Title:_________________



* If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**   Percentage taken to 10 decimal places

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT I
                                   ---------

                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT
                                 -------------

                                                  _____________, 19_


To:       [NAME OF BORROWER]*

          __________________
          __________________


          [NAME OF AGENT]

          __________________
          __________________


From: [NAME OF ASSIGNOR] (the "Assignor")

      [NAME OF ASSIGNEE] (the "Assignee")


      1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. This Notice of Assignment (this "Notice") is given and delivered to ****[Borrower and]**** the Agent pursuant to Section 12.3.2 of the Credit Agreement.

      3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, _____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

*To be included only if consent must be obtained from Borrower pursuant to
Section 12.3.1 of the Credit Agreement.

      4. The Assignor and the Assignee hereby give to Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

      5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

      6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from Borrower upon its receipt of a new Note in the appropriate amount.

      7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

      8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

      9. The Assignee authorizes the Agent to act as its contractual representative under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                             NAME OF ASSIGNEE

By:___________________                       By:___________________

Title:________________                       Title:________________

ACKNOWLEDGED [AND CONSENTED TO]              ACKNOWLEDGED [AND CONSENTED TO]
BY [NAME OF AGENT]                           BY [NAME OF BORROWER]

By:________________________                  By:________________________

Title:_____________________                  Title:_____________________



                [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT F
                                   ---------


                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
                ----------------------------------------------

To National City Bank of Indiana
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement dated September 20, 2000 (as the same may be amended or modified, the "Credit Agreement"), among THE FINISH LINE, INC. (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Sections 13.1 or 2.13 of the Credit Agreement.

Facility Identification Number(s):

Customer/Account Name

Transfer Funds To ______________________________________________________________

                    ____________________________________________________________

For Account No. ________________________________________________________________

Reference/Attention To _________________________________________________________

Authorized Officer (Customer Representative)      Date _________________________



________________________________                  ______________________________
(Please Print)                                    Signature

Bank Officer Name                                 Date _________________________


________________________________                  ______________________________
(Please Print)                                    Signature

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT G
                                   ---------

                                 _____________
                                    (Date)

INDEPENDENT AUDITORS' REPORT


We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of The Finish Line, Inc. (the "Company") and its subsidiaries as of _____________, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, and have issued our report thereon dated ____________.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with any of the terms, covenants, provisions or condition of the Credit Agreement dated September 20, 2000, with National City Bank of Indiana, as Agent, particularly Sections 5, 6 and 7, insofar as they relate to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the boards of directors and management of the Company and National City Bank of Indiana, as Agent, and should not be used for any other purpose.

Very truly yours,